UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to §240 Rule 14a-12
HESKA CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 14, 2017

Dear Heska Corporation Stockholder:

I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Heska Corporation. The meeting is to be held on Monday, May 1, 2017, at 9:00 a.m., local time, at the Westin Hotel, 8300 Peña Blvd, Denver, CO 80249.
We encourage you to indicate your voting preferences as soon as possible as described in the enclosed proxy statement if you do not plan to attend the Annual Meeting.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2017 Annual Meeting and Proxy Statement. This notice and all proxy materials in connection with this Annual Meeting are also available on our Internet website at https://www.heska.com/proxyvote.
Your vote is important, so please act at your first opportunity. Whether or not you plan to attend the Annual Meeting, I hope you will indicate your voting preferences as soon as possible. You may vote by proxy or in person at the Annual Meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.
Thank you for your ongoing support of, and continued interest in, Heska.
Sincerely,
Sharon J. Larson
Chair of the Board of Directors,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT
___________________

In order to ensure your representation at the meeting if you will not attend, please follow the corresponding instructions on any enclosed proxy to indicate your voting preferences.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., local time, on Monday, May 1, 2017
PLACE	Westin Hotel 8300 Peña Boulevard Denver, CO 80249
ITEMS OF BUSINESS	1.	To elect two Directors to a three-year term.
	2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by 1,000,000 the number of authorized shares of each class of our common stock.
	3.	To ratify the appointment of EKS&H LLLP as our independent registered public accounting firm.
	4.	To approve our executive compensation in a non-binding advisory vote.
	5.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for the foregoing Proposal No. 2.
6.
To consider such other business as may properly come before the Annual Meeting, including, if practicable, a non-binding advisory vote with respect to discretionary voting by proxyholders if, and only if, such other business properly comes before the Annual Meeting.

RECORD DATE	You can vote if you were an eligible stockholder at the close of business on March 20, 2017.
VOTING BY PROXY
If you do not plan to attend the Annual Meeting, please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or the enclosed materials.

March 14, 2017	By Order of the Board of Directors

Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary, Heska Corporation

- i-

PRELIMINARY COPY

PROXY STATEMENT
ABOUT THE ANNUAL MEETING
This proxy statement is being furnished to holders of all classes of common stock, $.01 par value per share, of Heska Corporation ("Heska" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company (the "Board") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Hotel, 8300 Peña Blvd, Denver, CO 80249 on Monday, May 1, 2017, at 9:00 a.m., local time.
At the Annual Meeting, you will be asked to (1) elect two Directors to a three-year term, (2) to approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by 1,000,000 the number of authorized shares of each class of our common stock, (3) ratify the appointment of EKS&H LLLP as our independent registered public accounting firm, (4) approve our executive compensation in a non-binding advisory vote, (5) to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for the foregoing Proposal No. 2, and (6) consider such other business as may properly come before the Annual Meeting, including, if practicable, an advisory vote with respect to discretionary voting by proxyholders if, and only if, such other business properly comes before the Annual Meeting.
This proxy statement and the accompanying proxy card are being provided to our stockholders of record entitled to vote at the Annual Meeting on or about March 28, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Monday, May 1, 2017:
______________

The Proxy Statement and Proxy Card are available at https://www.heska.com/proxyvote.

The Company's website address above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated herein by reference.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2017 ANNUAL MEETING

Q:	Why am I receiving these materials?

A:
The Board is providing these proxy materials for you in connection with Heska’s upcoming 2017 Annual Meeting. Eligible stockholders of record as of the close of business on March 20, 2017 (the “Record Date”), are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business to be conducted at the Annual Meeting.

Q:    When and where is the Annual Meeting?

A:	The Annual Meeting will be held at the Westin Hotel, 8300 Peña Boulevard, Denver, CO 80249 on Monday, May 1, 2017, at 9:00 a.m., local time.

Q:	What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at the 2017 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our annual report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the "SEC"), is also enclosed.

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

(1)	The election of two nominees to serve on our Board of Directors for a three-year term;

(2)	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by 1,000,000 the number of authorized shares of each class of our common stock;

(3)	To ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

(4)	The offering of approval of our executive compensation in a non-binding advisory vote.

(5)	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for the foregoing Proposal No. 2.
We will also consider other business that properly comes before the 2017 Annual Meeting, including, if practicable, conducting an advisory vote with respect to discretionary voting by proxyholders if, and only if, such other business properly comes before the 2017 Annual Meeting.

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends that you vote FOR the election of each of the Director nominees, FOR the amendment to increase the number of authorized shares, FOR the ratification of EKS&H LLLP as the Company's independent registered public accounting firm, FOR the offering of approval of the Company's executive compensation policies, FOR the approval to adjourn the meeting, if necessary or appropriate, and FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company's stockholders, if other business properly comes before the 2017 Annual Meeting and you are voting by proxy.

Q:	What classes of stock does Heska's Restated Certificate of Incorporation, as amended, authorize?

A:
Our Restated Certificate of Incorporation, as amended (our "Charter"), authorizes three classes of stock. First, our Charter authorizes a class of Traditional Common Stock and defines it as the "Original Common Stock". We will refer to this class of stock in these proxy materials as the "Original Common Stock". Second, our Charter authorizes a class of Public Common Stock and defines it as the "Common Stock" or "NOL Restricted Common Stock". We will refer to this class of stock in these proxy materials as the "Public Common Stock" or "NOL Restricted Common Stock". Third, our Charter authorizes a class of Preferred Stock. We shall refer to this class of stock in these proxy materials as "Preferred Stock". For the purpose of these proxy materials, "Common Stock" shall mean collectively Original Common Stock and Public Common Stock.

Q:	Who is an eligible stockholder entitled to vote at the Annual Meeting?

A:
Stockholders holding Common Stock registered with Computershare Trust Company, N.A. ("Computershare"), our registrar and transfer agent ("Registrar Listed Shares"), as of the close of business on March 20, 2017 (including shares legally issued but not yet processed by Computershare, if any), the Record Date, are eligible and entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, [•] shares of our Common Stock were issued and outstanding; no shares of Preferred Stock were issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by contacting our Secretary as outlined under "Who can help answer my questions?" below.

Q:	How do I know if I hold Registrar Listed Shares?

A:
In general, there are two ways in which you may hold Common Stock registered with Computershare: Physical Certificate and "Direct" Registration. With a Physical Certificate, there is an actual, hard copy stock certificate representing your ownership of Common Stock which is registered with Computershare. With Direct Registration, there is no paper certificate but your shares are registered with Computershare. Either way, you would have an account with Computershare and Computershare would have sent you these proxy materials.

If someone other than Computershare sent you these proxy materials, it is likely you do not hold Registrar Listed Shares in an affiliated account. A large portion of our Registrar Listed Shares are held by Cede & Co., a nominee of Depository Trust Company ("DTC Shares") - as we believe is typical for publicly traded companies. We believe DTC Shares are more conveniently publicly traded than other Registrar Listed Shares and thus represent most of our daily trading volume. If a broker buys a position in DTC Shares from another broker, we believe the identity of the parties is typically not reported to Computershare or us. We believe Depository Trust Company maintains records of the DTC Shares allocated to different entities, such as brokers and banks, and in the case of a broker buying a position in DTC Shares from another broker will record an increase in the number of DTC Shares allocated to the first broker equal to the number of shares involved as well as a corresponding decrease in the number of shares allocated to the second broker. DTC Shares allocated to a given broker in this way may represent many client accounts for which the broker or the broker's agent maintains internal records, which we do not believe are generally shared with Depository Trust Company or Computershare.
If your shares are held through a broker, bank or other nominee and are not registered in your name with Computershare, such shares are herein referred to as being held in "Street Name", and you probably received these materials through such broker, bank or other nominee. We believe over 90% of our shares are held in Street Name. Computershare will generally not be able to identify the holders of shares held in Street Name as stockholders entitled to vote at the Annual Meeting without further arrangements by the corresponding broker, bank or other nominee.

Q:	How can I vote at the Annual Meeting if my shares are held in Street Name?

A:
If you wish to vote shares held in Street Name at the Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation - which should be documentation entitling you to vote a certain number of Registrar Listed Shares at the Annual Meeting which we can verify as legitimate - and bring it with you to the Annual Meeting.

Q:	Can eligible stockholders who are unable or unwilling to attend the Annual Meeting vote?

A:	Yes, such stockholders may vote by proxy.

Q:	How can I direct a vote by proxy?

A:
If you hold Registrar Listed Shares you may: (a) indicate your voting preferences, sign and date each proxy card by following the corresponding instructions on each proxy card you receive and return each such proxy card in the postage prepaid envelope or by other means acceptable to Computershare; (b) indicate your voting preferences via the telephone by following the corresponding instructions; (c) indicate your voting preferences via the internet by following the corresponding instructions; or (d) bring a proxy card you have completed, including your voting preferences, signature and dated as of the Annual Meeting if necessary, to the Annual Meeting along with a copy of proper identification, if required, to the Annual Meeting.

If you have shares held in Street Name, you should indicate your vote for the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include directing proxy votes by mail, telephone via a touch tone dialpad or the internet. Proxy solicitors, including any proxy solicitor(s) we may engage, may make arrangements with certain brokers, banks and other nominees where you may be able to direct proxy votes on a taped telephone call.

Q:	How can I change my proxy vote or revoke my proxy?

A:
For Registrar Listed Shares, you have the right to revoke your proxy and change your voting instructions at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card, updating your vote via the telephone by following the corresponding instructions or updating your vote via the internet by following the corresponding instructions. You may also revoke your proxy and change your vote by voting by proxy or in person at the Annual Meeting.

For shares held in Street Name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee. These may include procedures as simple as a later vote via telephone or the internet to change your vote.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:
Heska Corporation
Attn: Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.

Q:	What does it mean if I get more than one proxy card?

A:
It probably means that you hold shares of Common Stock in more than one account. Direct votes on all proxies to ensure that all of your shares are voted if you do not plan to attend the Annual Meeting.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative of Computershare, our registrar and transfer agent.

Q:	How do you expect votes will be counted for quorum and other purposes?

A:
We intend to count shares underlying proxies containing directions indicating a “for”, “withhold”, “against”, or “abstain” vote, as well as any legitimate proxies without any voting instructions as “present” for purposes of determining a quorum.

We intend to consider an abstention or a non-vote on a given matter, including indicated via proxy, to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the 2017 Annual Meeting underlying the forfeited votes regarding that matter. Accordingly, if you, at the Annual Meeting or indicated via proxy, abstain or do not indicate a vote on a given matter, your shares will not be voted "for" or "against" that matter and will not be considered as present and entitled to vote on that matter. However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote. For example, a stockholder who has two accounts with 50 shares in each account may choose to abstain on a proposal with 50 shares and vote for the same proposal with the other 50 shares. In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal. In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter.

The underlying broker, bank or other nominee of shares held in Street Name may report consolidated proxy vote totals to Computershare. The underlying broker, bank or other nominee of shares held in Street Name may not treat voting preferences such as non-votes in their proxy voting materials in the same manner we intend to. For example, if you do not indicate a vote on a given matter, the underlying broker, bank or other nominee may be permitted by law, rule and policy to exercise voting discretion on this matter and may direct a vote for the corresponding shares accordingly. Similarly, if you do not indicate a vote on a given matter, the underlying broker, bank or other nominee may be permitted by law, rule and policy not to direct a vote for the underlying shares on any matter and may not direct a vote for the corresponding shares at all, including on other matters for which you may have indicated a voting preference.
If you hold shares in Street Name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters and, if so, will not be considered as present and entitled to vote with respect to those matters. In some cases, your broker, bank or other nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to any matters to be acted upon and, in the absence of specific instructions from you, may not vote or submit a proxy card to anyone at all regarding these matters. In such a circumstance, your underlying shares will not be considered present at the Annual Meeting in person or by proxy and will not be voted on any matters to be acted upon therein.
We suggest you clearly indicate your voting preferences on all matters to help ensure your voting preferences are accurately recorded.

Q:	What are the quorum and voting requirements for the Annual Meeting?

A:
The holders of a majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Based on the number of shares of Common Stock outstanding as of the Record Date, a quorum requires [•] shares.

The election of Directors presented in Proposal No. 1 is to be determined by a plurality of the votes of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Plurality Vote").
The Charter amendment and resulting increase in number of authorized shares presented in Proposal No. 2 is to be approved by an affirmative vote of a majority of our outstanding shares of Common Stock (an "Absolute Majority"). Based on the number of shares of Common Stock outstanding as of the Record Date, the affirmative vote of a minimum of [•] shares will be required to achieve an Absolute Majority.
The ratification of the selection of our independent registered public accounting firm for fiscal 2017 is to be approved by the vote of a majority of the shares of our Common Stock having voting power present in person or by proxy, and entitled to vote on the subject matter (a "Voting Majority").
An offer of approval of our executive compensation in a non-binding advisory vote is to be obtained by a Voting Majority.
The adjournment of the Annual Meeting, if necessary or appropriate, as outlined in Proposal No. 5 is to be approved by both (1) the vote of the majority of the shares of our Common Stock having voting power present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting and (2) a minimum affirmative vote of a majority of our quorum requirement (with a vote meeting both criteria (1) and (2) being defined as a "Quorum Majority"). Based on the number of shares of Common Stock outstanding as of the Record Date, the affirmative vote of a minimum of [•] shares will be required to achieve a Quorum Majority.
Any other business which may properly come before the Annual Meeting is to be determined by a Quorum Majority, unless the matter is one upon which by express provision of law, or our Charter or our Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter.

Q:	What happens if additional matters are presented at the 2017 Annual Meeting?

A:
Other than the five specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2017 Annual Meeting. If other business properly comes before the Annual Meeting, we intend to try to conduct an advisory vote of stockholders who have granted the persons named below as proxyholders a proxy regarding the preference of these stockholders' regarding the manner in which the below persons named as proxyholders exercise their voting discretion or otherwise communicate any related information in this regard to such proxyholders, and then proceed to consideration of the other business which has properly come before the Annual Meeting. If you grant a proxy, the persons named as proxyholders - Jason A. Napolitano, our Chief Operating Officer, Chief Strategist and Secretary, John McMahon, our Vice President, Chief Financial Officer, and Daniel J. Pollack, our Vice President, Imaging Operations - will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. It is important to note that while the proxyholders may consider any advisory vote or related information in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of outcome of any advisory vote or related information.

Q:	What happens if one or more of the nominees for Director is unable to stand for election?

A:
If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxyholders - Mr. Napolitano, Mr. McMahon and Mr. Pollack - expect to vote your proxy for such other candidate or candidates who may be nominated by the Board, although the proxyholders retain full discretion to vote as they may determine.

Q:	Where can I find the voting results of the meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting, and publish final voting results in a Current Report on Form 8-K (a "Form 8-K") to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available within four business days after the Annual Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC on the fourth business day following the Annual Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within four business days following the final voting results becoming known.

Q:	Who bears the costs of soliciting votes for the Annual Meeting?

A:
Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our directors and employees may solicit proxies on our behalf in person, by mail, telephone, email, facsimile or other means. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali") to solicit proxies on our behalf for a fee of $[•] thousand, which may increase based on Morrow Sodali's solicitation activities with non-objecting beneficial owners of our Common Stock, plus reimbursement of certain disbursements. We believe our engagement with Morrow Sodali is consistent with customary terms and conditions for soliciting proxies. Charges under the engagement may increase if we direct Morrow Sodali to engage in activities not currently contemplated. We may enlist the assistance of brokerage firms, fiduciaries, custodians and other third party solicitation firms in soliciting proxies. If we elect to engage any such assistance, we expect our arrangements with the solicitation firm(s) will be on customary terms and conditions, the cost of which is not anticipated to be material to us. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	Is a corporate 2016 Annual Report available?

A:
A corporate 2016 Annual Report was posted to the investor relations portion of our Corporate website on or about [•]. We have not mailed physical copies of our corporate 2016 Annual Report with this mailing in order to reduce the cost of conducting the Annual Meeting as compared to comparable costs in previous years. If you wish to obtain a hardcopy of our corporate 2016 Annual Report, please contact our Secretary as follows:

Heska Corporation
Attn: Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272.

Q:	May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?

A:
Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 (a "Rule 14 Proposal") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (2) the Bylaws of Heska (a "Bylaws Proposal"). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than November 28, 2017. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. These proxy materials for the Annual Meeting are to be mailed on or about March 28, 2017. This means that for the 2018 annual meeting of stockholders, any such proposal must be received no earlier than December 28, 2017 and no later than January 27, 2018.

Director Nominees: You may propose Director candidates for consideration by the Board's Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska's stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our Bylaws, which require that the notice be received by the Secretary within the time periods described above under "Stockholder Proposals" and with the detail regarding your nomination as is required by our Bylaws.

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our current Bylaws has also been filed with the SEC with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. This document is accessible at the website of the SEC at www.sec.gov.

BOARD STRUCTURE AND COMMITTEES
Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the "Audit Committee"), (2) Compensation (the "Compensation Committee") and (3) Corporate Governance (the "Corporate Governance Committee"). The membership during 2016 and the function of each Committee are described below. Our Board held six meetings during 2016. Our Board currently has six (6) Directors, arranged into three classes with overlapping three-year terms of service: Sharon J. Larson, Chair (Class III), G. Irwin Gordon (Class I), David E. Sveen, Ph.D. (Class II), Bonnie J. Trowbridge (Class III), Kevin S. Wilson (Class II) and Carol A. Wrenn (Class I). We encourage our directors to attend each Annual Meeting and all of our Directors attended our last annual meeting of stockholders in May 2016. All Board members have attended at least 75% of all Board and applicable Committee meetings during 2016.
Board Leadership Structure
We currently have separated the role of Chair of the Board and Chief Executive Officer with Ms. Larson serving as Chair of our Board and Kevin S. Wilson serving as our Chief Executive Officer. In considering the separation of the Chair and Chief Executive Officer roles, the Board considered corporate governance, potential conflict of interest and time management questions.
Board Risk Oversight
Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company's risks, including credit risks, liquidity risks and operational risks to the Board at Board meetings and through other forms of communication, as appropriate. Our Board may also discuss the Company's risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer has discussed credit risk with directors during Audit Committee meetings primarily focused on accounting determinations.
Board Independence
Our Board has determined that each of the Directors standing for re-election has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the "Nasdaq Listing Standards"). Furthermore, the Board has determined that, with the exception of Mr. Wilson, Heska's Chief Executive Officer and President, all current members of the Board meet the definition of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Audit Committee
Our Audit Committee has the following responsibilities:

•	appoint and replace our independent auditor;

•	compensate and oversee the work of our independent auditor;

•	oversee and monitor the integrity of our annual and quarterly financial statements;

•
review and discuss with management and our independent auditor significant financial reporting issues and judgments made in connection with the preparation our financial statements, including critical accounting policies and practices;

•	oversee the qualifications, independence and performance of our independent auditors;

•	oversee our internal accounting and financial controls; and

•	provide the results of examinations and recommendations derived therefrom to the Board.
During 2016, our Audit Committee met eight times. Our Audit Committee has consisted of Ms. Trowbridge, as Chair, Ms. Larson and Ms. Wrenn since our 2015 Annual Meeting on May 5, 2015.
Our Board has determined that each of the current members of our Audit Committee meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that Bonnie J. Trowbridge is an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and she has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.
Our Audit Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Company — Investors — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.
Compensation Committee

Our Compensation Committee has the following responsibilities:

•	discharge the Board's responsibilities relating to compensation of our Executive Officers, including our Chief Executive Officer;

•	oversee all compensation programs involving the use of our stock; and

•	produce an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.
During 2016, our Compensation Committee met six times. Our Compensation Committee has consisted of Mr. Gordon, as Chair, Dr. Sveen and Ms. Wrenn since February 20, 2014.
Our Board has determined that each of the current members of our Compensation Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.
Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Company — Investors — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

Our Corporate Governance Committee has the following responsibilities:

•	assist our Board by identifying qualified candidates for Director, and recommend to the Board the Director nominees for each annual meeting of stockholders;

•	lead our Board in its review of our Board's performance;

•	recommend Director nominees to our Board for each Board Committee and the Chair of such Committees;

•	develop and recommend to our Board the corporate governance principles applicable to the Company; and

•	review and advise the Board on Director compensation matters.
During 2016, our Corporate Governance Committee met four times. Our Corporate Governance Committee has consisted of Ms. Larson, as Chair, Mr. Gordon, Dr. Sveen and Ms. Trowbridge since February 6, 2015.
Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.
Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board's governance role and functions. The document is also available on our website at www.heska.com (under the tabs — Company — Investors — Corporate Governance). The references to the Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.
Director Qualification and Nomination
Service on our Board varies from two years to sixteen years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the "Election of Directors" section of this document as well as in this "Board Structure and Committees" section. None of our directors is serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.
Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.
Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation.
Our Corporate Governance Committee does not have a formalized process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company's management, or by external sources. Our Corporate Governance Committee has utilized a third-party executive search firm in the past to identify candidates as well as other sources. Our Corporate Governance Committee has adopted a policy stating it will not consider unsolicited applications for Board membership.
Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our Bylaws and the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the 2017 Annual Meeting". Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.
Stockholder Communication with our Board
Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.

DIRECTOR COMPENSATION
The form and amount of compensation paid to the non-employee directors is reviewed from time to time by our Corporate Governance Committee. Any revisions to our Director Compensation policy have been recommended by our Corporate Governance Committee and approved by our Board. On February 23, 2017, following the recommendation of our Corporate Governance Committee, our Board voted to amend our Director Compensation policy effective February 23, 2017.
In 2016, our employee Director did not receive any separate compensation for Board activities.
Non-Employee Director Compensation

From January 1, 2013 until February 23, 2017, on each date of our Annual Meeting, each non-employee Director elected and each other continuing non-employee Director who was a Director immediately prior to the Annual Meeting was to receive automatically options to purchase shares of our Common Stock valued at $50,000 (the "Director Value"), subject to a maximum grant of options to purchase 5,000 shares (the "Option Cap") of our Common Stock. These grants were to be immediately exercisable and to vest in full on the earlier of (i) the one year anniversary of the date of grant and (ii) the date immediately preceding the date of the Annual Meeting for the year following the year of grant for the award. Any new non-employee Director appointed or elected to our Board between Annual Meetings was to be automatically granted immediately exercisable options to purchase shares of our Common Stock with Director Value and Option Cap adjusted pro rata for the time until the next Annual Meeting and which vest at the same time as options issued to directors at the last Annual Meeting. The value for options granted pursuant to this paragraph is to be determined pursuant to our option valuation policy at the time of issuance.

Beginning on February 23, 2017, on each date of our Annual Meeting, each non-employee Director elected and each other continuing non-employee Director who was a Director immediately prior to the Annual Meeting is to receive automatically shares of our Common Stock valued at $60,000 (the "New Value"), subject to a maximum grant of 5,000 shares (the "Share Cap") of our Common Stock. These grants are to vest (the "Vesting Time") in full on the latter of (i) the one year anniversary of the date of grant and (ii) the Company’s Annual Meeting of Stockholders for the year following the year of grant for the award (the "Vesting Meeting"), subject to (i) the non-employee director's continued service to the Company through the Vesting Time, unless the non-employee director’s current term expires at the Vesting Meeting in which case vesting is subject to the non-employee director’s service to the Vesting Meeting and (ii) the non-employee director not engaging in “competition”, as defined in a restricted stock agreement to be executed by the non-employee director, to the Vesting Time. Any new non-employee Director appointed or elected to our Board between Annual Meetings is to be automatically granted shares of our Common Stock with New Value and Share Cap adjusted pro rata for the time until the next Annual Meeting and which vest at the corresponding Vesting Time.

Each non-employee Director is also entitled to an annual cash retainer in the amount of $40,000. The Company pays the annual retainer in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee director's continued service to the Company as a non-employee Director on such date.

Other cash compensation, payable in advance, in quarterly installments on the first business day of each calendar quarter, subject to the non-employee Director's continued service in such role on such date is as follows (directors are not to be paid a Chair and member-based fee for serving on the same Committee):

Board Chair	$12,000
Lead Director	$10,000
Audit Chair	$20,000
Compensation Chair	$12,000
Corporate Governance Chair	$7,500
Audit Member	$10,000
Compensation Member	$6,000
Corporate Governance Member	$3,000

Non–employee Directors will also continue to be reimbursed for customary and usual travel and other expenses.
Historical and Director Compensation Tables

The following tables provide information for fiscal 2016 compensation for non-employee Directors who served during fiscal 2016.

The following table represents compensation recognized for financial reporting purposes for each of our non-employee Directors for the fiscal year ended December 31, 2016. The "Option Awards" column lists the cost of options recognized for financial reporting purposes for a given individual in 2016.

Historical Compensation (1)

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
G. Irwin Gordon	55,000	—	47,496	—	—	—	102,496
Sharon J. Larson	69,500	—	47,496	—	—	—	116,996
David E. Sveen, Ph.D.	49,000	—	47,496	—	—	—	96,496
Bonnie J. Trowbridge	63,000	—	47,496	—	—	—	110,496
Carol A. Wrenn	56,000	—	47,496	—	—	—	103,496

The following table contains the same information as above with the exception of the column entitled "Option Awards". "Option Awards" in the following table represents the grant date option value for all stock options granted to a given individual in 2016 rather than the cost of stock option grants for such individual recognized in 2016 for financial reporting purposes.

Director Compensation (1)

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
G. Irwin Gordon	55,000	—	49,987	—	—	—	104,987
Sharon J. Larson	69,500	—	49,987	—	—	—	119,487
David E. Sveen, Ph.D.	49,000	—	49,987	—	—	—	98,987
Bonnie J. Trowbridge	63,000	—	49,987	—	—	—	112,987
Carol A. Wrenn	56,000	—	49,987	—	—	—	105,987

2016 Equity Grants to Directors

Name	Grant Date	Number of Securities Underlying Options (5)	Exercise Price ($)	Grant Date Fair Value of Option Award ($) (3)
G. Irwin Gordon	5/13/2016	3,571	39.56	49,987
Sharon J. Larson	5/13/2016	3,571	39.56	49,987
David E. Sveen, Ph.D.	5/13/2016	3,571	39.56	49,987
Bonnie J. Trowbridge	5/13/2016	3,571	39.56	49,987
Carol A. Wrenn	5/13/2016	3,571	39.56	49,987

(1)	Reimbursed travel expenses incurred in connection with Board and Board Committee meeting attendance are not included.
(2)	Represents cost recognized in 2016 for financial reporting purposes.
(3)
Grant date fair value of option awards are based on valuation techniques required by current accounting guidance which we use in preparing our financial statements ("Option Accounting Rules"). Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results. The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award. In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances. A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2016 in our Note 8 of the Notes to Consolidated Financial Statements.

(4)	Represents grant date fair value.
(5)
At December 31, 2016, total shares of Common Stock issuable upon exercise of stock options outstanding, as well as options to purchase fractional shares resulting from Heska's 1-for-10 reverse stock split that occurred in December 2010 where noted, for each then current non-employee Director was as follows: Mr. Gordon, 42,587 shares plus 0.5 fractional shares; Ms. Larson, 8,571 shares; Dr. Sveen, 8,571 shares; Ms. Trowbridge 9,917 shares; and Ms. Wrenn, 20,201 shares. Heska intends to issue whole shares only from option exercises. There were no stock grants outstanding for then current non-employee directors on December 31, 2016 which did not relate to stock options.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board is divided into three classes serving staggered three-year terms. Our Certificate of Incorporation requires us to ensure each class is as nearly equal in number as possible. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.
We are to elect two (2) Class II Directors at our 2017 Annual Meeting. David E. Sveen, Ph.D. and Kevin S. Wilson are continuing Class II Directors whose terms are schedule to expire at our 2017 Annual Meeting. Directors elected at our 2017 Annual Meeting are to hold office for a three-year term expiring at our 2020 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).

Nominees for Three-Year Terms That Will Expire in 2020 (Class II)

David E. Sveen, Ph.D., age 60, has served us as a Director since November 2013. He is the President of Cedarstone Partners, Inc., an accounting and consulting practice for nonprofit organizations, which he founded in 1993. His professional background includes 13 years in senior management with investment banking firm Griffin, Kubik, Stephens and Thompson, as well as an adjunct assistant professorship of Christian Formation and Ministry at Wheaton College from 1995 until 2013. Dr. Sveen holds a Ph.D. degree from Trinity Evangelical Divinity School in 2004, an MBA from DePaul University in 1986, an MA from Wheaton Graduate School in 2004, and a B.S. degree from Northern Illinois University in 1978.
Kevin S. Wilson, age 44, has been our Chief Executive Officer and President since March 31, 2014. He previously served as our President and Chief Operating Officer since February 2013. Mr. Wilson is a founder, member and officer of Cuattro, LLC. Since 2008, he has been involved in developing technologies for radiographic imaging with Cuattro, LLC and including as a founder of Cuattro Software, LLC, Cuattro Medical, LLC and Cuattro Veterinary, LLC. Mr. Wilson served on the board of various private, non-profit, and educational organizations from 2005 to 2011. He was a founder of Sound Technologies, Inc., a diagnostic imaging company, in 1996. After Sound Technologies, Inc. was sold to VCA Antech, Inc. in 2004, Mr. Wilson served as Chief Strategy Officer for VCA Antech, Inc. until 2006. Mr. Wilson attended Saddleback College.
If any nominee is unable or declines to serve as Director at the time of the 2017 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.

Vote Required; Recommendation of our Board of Directors
A Plurality Vote is required to elect each of the two directors. If no such Plurality Vote is obtained for one or both Director positions, Dr. Sveen and/or Mr. Wilson will continue to serve as directors until their respective successors are elected and qualified, or until their earlier death, resignation or removal, based on the status of their election and length of service.
Our Board unanimously recommends a vote FOR the election of its nominees, Dr. Sveen and Mr. Wilson, as our directors.

Heska's directors listed below whose terms are not expiring at the Annual Meeting will continue in office for the remainder of their terms in accordance with our Bylaws. Information regarding the business experience and education of each of such Director is provided below.

Director Whose Term Will Expire in 2019 (Class I)

G. Irwin Gordon, age 66, has served us as a Director since May 2001. Mr. Gordon is the Executive Vice President and Chief Revenue Officer of Invitation Homes (NYSE: INVA), which owns and leases almost 50,000 single family residences in the USA, a position he has held since June 2016. Mr. Gordon is also the Managing Partner of Trion LLC, a consulting firm he founded in 2000. From September 2012 to May 2015, Mr. Gordon served as the CEO of Landes Foods, LLC, a Dallas-based food manufacturer. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation, a food manufacturer. He also served as President and Chief Operating Officer of Suiza Foods Corporation, a food manufacturer and distributor, from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc. ("PepsiCo"), including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Technology for Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.

Carol A. Wrenn, age 56, has served us as a Director since January 2013. She founded Sky River Helicopters, LLC in 2010 and served as President of that company from 2010 until its sale in 2015.  She served as an Executive Vice President and the President of the Animal Health Division at Alpharma Inc. from 2001 to 2009. Ms. Wrenn also held the position of Chairman of the Animal Health Institute from 2007 to 2009 and was a member of the board of directors of the International Federation of Animal Health from 2002 to 2009. Prior to joining Alpharma, Ms. Wrenn held various executive positions at Honeywell International Inc. (formerly, AlliedSignal Inc.) from 1984 to 2001. She served as Business Director of Honeywell's Refrigerants, Fluorine Products Division from 2000 to 2001 and was the Commercial Director and Managing Director of Honeywell's European Fluorochemical operations from 1997 to 2000. Ms. Wrenn also held a number of positions in sales, marketing, business development and finance during her tenure with AlliedSignal. Ms. Wrenn serves as a Director of Phibro Animal Health Corporation.  She holds a Bachelor's Degree from Union College and an MBA from Lehigh University.
Directors Whose Term Will Expire in 2018 (Class III)

Sharon J. Larson, formerly known as Sharon L. Riley, age 56, has served us as a Director since July 2011 and as our Board Chair from October 2015 to the present. Ms. Larson was also our Lead Director from May 2014 to October 2015. Ms. Larson currently serves as Principal and CEO of SLR Associates, LLC, a healthcare consulting firm. Ms. Larson served as Chief Executive Officer UT Southwestern University Hospitals and Vice President for University Hospitals, UT Southwestern Medical Center from 2004 to 2010. From 2000 to 2004 she was the COO at Anne Arundel Health System in Annapolis, Maryland. She held various jobs (Associate Administrator, COO and Corporate Vice President) during her employment in the Nebraska Health System from 1995 to 2000. From 1990 to 1995 she was an Assistant Administrator in the Inova Health System in Virginia. Prior to 1990 she was with Brackenridge Hospital in Austin, Texas and the Good Samaritan Hospital and Health Center in Dayton, Ohio. Ms. Larson currently serves as an Advisor to DigiWorksCorp, and as a member of the Innovation Council of Anthello Healthcare Solutions, Inc. She has

also served on various boards and been involved with several community projects. Ms. Larson holds BBA (Business Administration) and MA (Hospital and Health Administration) degrees from the University of Iowa.
Bonnie J. Trowbridge, age 70, has served us as a Director since January 2015. Ms. Trowbridge is Chair of the Heska Audit Committee from May 2015 to the present and a member of the Governance Committee from February 2015 to the present. Ms. Trowbridge served as Vice President, Chief Audit Executive and Risk Officer of Apollo Education Group, a publicly traded company, from 2007 to 2014. She is a retired Pricewaterhouse Coopers Audit Partner, having served with Pricewaterhouse Coopers from 1985 to 2007. Ms. Trowbridge is Chairman of the Board of Directors and treasurer of Camelot Therapeutic Horsemanship. She is a Certified Public Accountant in Arizona and California and is a member of the American Institute of Certified Public Accountants and the Arizona Society of CPA's. Ms. Trowbridge holds a Master of Science in Accountancy from Southern Oregon State University, a Master's Degree from San Jose State University and a Bachelor's degree from Washington State University.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO OUR CHARTER TO INCREASE BY 1,000,000 THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

You are being asked to approve an amendment (the "Amendment") to our Charter to increase by 1,000,000 the total number of authorized shares of each class of our Common Stock (the "Share Increase"). The Board has unanimously approved the proposed Amendment and resulting Share Increase and recommends that you vote FOR its approval and adoption. The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.

What is the purpose of the Amendment?

We are seeking your approval of the Amendment to effect the Share Increase in order provide the Company adequate flexibility in corporate planning and strategies. You are not being asked to approve specifically any purposes.

Our Charter currently authorizes the issuance of 20,500,000 shares, consisting of 9,000,000 shares of Original Common Stock, 9,000,000 shares of NOL Restricted Common Stock and 2,500,000 shares of Preferred Stock. Pursuant to our Charter, our NOL Restricted Common Stock automatically converts into an equivalent number of shares of Original Common Stock on the date that the transfer restrictions on the NOL Restricted Common Stock terminate, and we are required at all times to have reserved for issuance the number of shares of Original Common Stock sufficient to permit conversion of the NOL Restricted Common Stock.

As of March 1, 2017, we had 7,038,653 shares of NOL Restricted Common Stock outstanding, no shares of Original Common Stock outstanding but 7,038,653 shares of Original Common Stock reserved for issuance upon conversion of currently outstanding NOL Restricted Common Stock, and we had zero treasury shares. We also had an aggregate of 3,324,180 shares authorized for issuance under our 1997 Stock Incentive Plan, as amended and restated, 1997 Employee Stock Purchase Plan, as amended and restated, and 2003 Equity Incentive Plan, as amended and restated (collectively, the "Equity Incentive Plans"), of which approximately 2,070,351 shares had previously been issued under the Equity Incentive Plans, and approximately 806,375 shares were reserved for issuance under the Equity Incentive Plans pursuant to outstanding awards, leaving approximately 447,454 shares of Common Stock available for future issuance under the Equity Incentive Plans. While the Company has not determined the number of shares to be used, if any, in meeting the Company’s obligations (the "Put Issuance") for a put exercised under the Amended and Restated Operating Agreement of Heska Imaging US, LLC (the "Operating Agreement"), we also consider reserved for issuance the maximum number of shares to be utilized in the Put Issuance which is approximately 650 thousand shares of NOL Restricted Common Stock, and accordingly up to approximately 650 thousand shares of Original Common Stock issuable upon conversion of such shares of NOL Restricted Common Stock, that may be utilized by the Company to acquire from the minority owners the remaining position in Heska Imaging US, LLC ("Heska Imaging") not already owned by the Company in a put exercised by such minority owners under the Operating Agreement, as previously disclosed. Accordingly, we have relatively few remaining authorized but unissued shares of Common Stock available for future issuance for other purposes.

How will the Amendment provide the Company flexibility in corporate planning and strategies?

The stockholders' approval of additional authorized but unissued shares of Common Stock under the Amendment is important to the Company for a number of other reasons. It would allow the Company to complete future acquisitions of other businesses or products, establish strategic partnerships, complete equity financings, provide equity incentives to new and existing employees, pay stock dividends, and effect stock splits and other recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise.

It can become increasingly important to have additional shares available for issuance in the event the Board needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time and expense of seeking stockholder approval in advance of a contemplated issuance of Common Stock. Such additional authorized shares may be issued for such purposes and for such consideration as the Board may determine without further stockholder approval, unless stockholder approval is required for currently unanticipated issuances by applicable law or the requirements of the Nasdaq Stock Market or any national securities exchange on which our securities may be listed from time to time. The Board may determine to use shares of Common Stock as currency for appropriate purposes should the opportunity arise in order to preserve cash or for other commercial reasons determined in the best interests of the Company's stockholders at the time.

Does the Board presently anticipate issuing additional shares of Common Stock if the Amendment is approved?

Except for the issuance of shares of Common Stock pursuant to the Equity Incentive Plans for employees and others eligible to participate in those plans and for the purchase of the equity in Heska Imaging not currently owned by the Company, the Company has no present specific arrangement, agreement, understanding or plan for the issuance of any material amount of additional shares of Common Stock proposed to be authorized by the Amendment. Nevertheless, the Board believes that the currently available unissued shares of Common Stock do not provide sufficient flexibility for corporate action in the future.

What are the anticipated effects of the Amendment and any additional anti-takeover considerations on existing stockholders of Heska?

If the Amendment is approved, our Board will generally under applicable law be able to authorize and approve the issuance of additional shares of common stock authorized by the Amendment without further stockholder action. Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of the Company's Common Stock. Adoption of the Amendment would not have an immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, however, the future issuance of Common Stock authorized by the Amendment may, among other things, dilute the earnings per share of Common Stock, decrease existing stockholders' percentages of equity ownership, dilute the voting rights of existing stockholders and, depending on the price at which they are issued, could have a negative effect on the market price of the Company's Common Stock. Current stockholders have no preemptive or similar rights. Accordingly, current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership of the Company.

If the Board determines that a hostile takeover attempt or a change in control of management of the Company is not in the best interest of the Company's stockholders, the Board could use the additional shares of Common Stock that would become available for issuance if this proposal is approved, to oppose, delay or prevent such attempted takeover or change, which could discourage certain transactions in which our stockholders might otherwise receive a premium for their shares over the then current market prices. The authorization alone of the additional amount of shares of Common Stock, however, will have no current anti-takeover effect. No hostile take-over attempts are, to our management's knowledge, currently threatened or anticipated.

Am I entitled to dissenters or appraisal rights in connection with the proposed Amendment?

The holders of shares of our Common Stock will have no dissenters rights of appraisal under Delaware law, our Charter or our Bylaws with respect to the Amendment to effect the Share Increase.

Vote Required; Recommendation of our Board of Directors

Approval of this proposal requires the affirmative vote of an Absolute Majority. Based on the number of shares of Common Stock outstanding as of the Record Date, this requires the affirmative vote of a minimum of [•] shares.

Our Board unanimously recommends that you vote FOR the Amendment to effect the Share Increase.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board is submitting the appointment of EKS&H LLLP ("EKS&H") as the Company's independent registered public accounting firm for stockholder ratification at the Annual Meeting. EKS&H has served as our independent registered public accounting firm since March 31, 2006. A representative of EKS&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is expected to be available to answer questions at the meeting.
Vote Required; Recommendation of our Board of Directors
Stockholder ratification of the appointment of EKS&H as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of EKS&H to the stockholders for ratification as a matter of good corporate governance practice. If a Voting Majority is FOR this proposal, we will consider the ratification of our independent registered public accounting firm for 2017 complete. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain EKS&H as our independent registered public accounting firm, although our Audit Committee maintains the full discretion to continue to retain EKS&H in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Our Board unanimously recommends a vote FOR the ratification of EKS&H as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

PROPOSAL NO. 4
OFFER OF APPROVAL OF EXECUTIVE COMPENSATION IN A
NON-BINDING ADVISORY VOTE

The Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), enacted in July 2010, and Section 14A of the Exchange Act require that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers. We are asking for your advisory vote on the following resolution (the "say-on-pay" resolution):
RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the subsection of this proxy statement titled "Executive Compensation", including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
We did not offer a stockholder vote on executive compensation prior to such a vote being required under Dodd-Frank as we believe this topic is best handled by a deliberative compensation committee with access to detailed information on each executive's individual performance, which it may not be appropriate or in a company's best interest to disclose, and accordingly, a general vote on the subject is unlikely to provide valuable insight to such a committee in its role of determining appropriate compensation for a given executive officer, or executive officers as a group.
At our 2016 Annual Meeting of Stockholders, an identical resolution received 97.9% of votes "for" and 2.1% "against" of the shares voted "for" or "against".
Compensation Philosophy
As described in greater detail under the heading "Executive Compensation", we seek to closely align the interests of our named executive officers with the interests of our stockholders. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of the Company and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Vote Required; Recommendation of our Board of Directors
If a Voting Majority is FOR this proposal, we will consider the non-binding, advisory approval of the compensation paid to our named executive officers to have occurred. If such a Voting Majority is not obtained, our Compensation Committee may consider changes to some of our executive compensation policies, although our Compensation Committee maintains its full discretion in this area as this is an advisory vote only.
Our Board unanimously recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2016.

PROPOSAL NO. 5

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL NO. 2

We are asking our stockholders to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for Proposal No. 2.

As discussed above, our Board recommends a vote FOR the Amendment to effect the Share Increase presented under Proposal No. 2. In order to implement the Share Increase, the Company is required under Delaware law to obtain the affirmative vote of a majority of all shares of Common Stock outstanding. While we hope to have a majority of all shares of Common Stock outstanding vote for the Amendment at the Annual Meeting and implement the Share Increase, it is possible we will not have sufficient votes to do so. For example, we could convene the Annual Meeting with a quorum of 55% of the shares of Common Stock outstanding and with 49%, 3% and 3% of the shares outstanding voting for, against and abstaining on Proposal No. 2. In this case, Proposal No. 2 would not pass and we would not be able to implement the Share Increase, even though the substantial majority of the votes were cast in favor of the action. If this were to happen and this Proposal No. 2 were to pass, however, we could solicit and obtain votes underlying an additional 2% of shares of Common Stock outstanding in the days following the Annual Meeting, reconvene the Annual Meeting, pass Proposal No. 2 and implement the Share Increase.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a Quorum Majority is required to approve Proposal No 5. Based on the number of shares of Common Stock outstanding as of the Record Date, this represents [•] shares.

The Board unanimously recommends that you vote FOR the approval to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies for Proposal No. 2.

PROPOSAL NO. 6
ADVISORY VOTE WITH RESPECT TO
DISCRETIONARY VOTING BY PROXYHOLDERS
Other than the items of business described in Proposal Nos. 1 through 5, we are not aware of any other business to be acted upon at the Annual Meeting. Since our initial public offering in 1997, only items that were described in the proxy materials made available to stockholders prior to the corresponding Annual Meeting or Special Meeting were resolved by a vote of our stockholders at such meetings. While we have taken steps to ensure this remains the case, it is possible other business may properly come before our Annual Meeting, via the efforts of a stockholder or otherwise. In such a circumstance, our proxyholders — Jason A. Napolitano, our Chief Operating Officer, Chief Strategist and Secretary, John McMahon, our Vice President, Chief Financial Officer and Daniel J. Pollack, our Vice President, Imaging Operations — will have the discretion to vote shares for which we have been granted a proxy as they may determine. As a matter of good corporate governance practice, we are asking stockholders to submit an advisory vote for the proxyholders' consideration in such a circumstance. We will interpret a "for" vote as an indication that the stockholder's preference is that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company's stockholders, an "against" vote as an indication that the stockholder's preference is that the proxyholders exercise their voting discretion against any proposal brought to a vote as outlined above, including a proposal the proxyholders otherwise believe to be in the best interests of the Company's stockholders, and an "abstain" or non-vote as an indication that the stockholder does not wish to express a preference regarding such a circumstance. It is important to note this is an advisory vote only, and that while the proxyholders may consider the advisory vote in such a circumstance, the proxyholders retain full discretion to vote as they may determine regardless of any outcome of the advisory vote.
Recommendation of our Board of Directors
Our Board unanimously recommends a vote FOR your preference being that the proxyholders exercise their voting discretion in a manner they determine to be in the best interest of the Company's stockholders, if other business properly comes before the Annual Meeting and you are voting by proxy.

OTHER MATTERS
The Board knows of no other business to be transacted at the Annual Meeting.
OTHER INFORMATION
"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Proxy Solicitor

You may contact our proxy solicitor, Morrow Sodali LLC ("Morrow Sodali"), for a copy of the proxy materials. Morrow Sodali's address is 470 West Ave, Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-787-9239 and brokers and banks may call Morrow Sodali at 1-203-658-9400. We undertake to promptly deliver a separate copy of the proxy materials upon receiving your written or oral request.

OWNERSHIP OF SECURITIES - COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of February 1, 2017 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director of the Company, by the persons named in the summary compensation table (the "Named Executive Officers") elsewhere in this proxy statement, by all current directors and executive officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 7,035,576 shares of Common Stock outstanding on February 1, 2017.
Beneficial Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
BlackRock, Inc. (2)	435,472	6.2%
55 East 52nd Street
New York, NY 10055

Named Executive Officers and Directors
G. Irwin Gordon (3)	57,464	*
Sharon J. Larson (3)	10,321	*
David E. Sveen, Ph.D. (3)(4)	37,223	*
Bonnie J. Trowbridge (3)	9,917	*
Kevin S. Wilson (3)(5)	485,995	6.9%
Carol A. Wrenn (3)	24,201	*
Steven M. Eyl (3)	38,938	*
Michael J. McGinley, Ph.D. (3)	125,092	1.8%
John McMahon (3)	1,683	*
Jason A. Napolitano (3)(6)(7)	151,009	2.1%
Nancy Wisnewski, Ph.D. (3)	118,501	1.7%

All Directors and Executive Officers as a group	1,111,684	15%
(13 Persons)(3)(4)(5)(6)(7)
________________________________________________________

*	Amount represents less than 1% of our common stock.

(1)
To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 1, 2017 without further action by Heska's Stockholders, including fractional shares discussed in footnote 3 below, are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based upon information derived from an amended Schedule 13G filed by BlackRock, Inc. on January 24, 2017 for holdings on December 31, 2016.

(3)
Includes "Shares Owned", "Unvested Shares" and "Exercisable Options" from "Exercisable Option Table" below as well as fractional shares underlying options from footnote 3 of "Option Tables" below for each Director and Named Executive Officer, as well as for all Directors and Executive Officers as a group. Any resulting fractional share has been counted as a whole share for purposes of this table.

(4)
Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.

(5)
Mr. Wilson is the spouse of a woman ("Mrs. Wilson") who owns Heska Corporation shares. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Includes 124,099 shares held by Cuattro, LLC, 20,092 shares owned by Mrs. Wilson, 138,743 shares held by the Wilson Family Trust and 33,728 shares held in trusts for the benefit of Mr. and Mrs. Wilson's children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson's children.

(6)	Includes one share jointly owned by Robert B. Grieve, Ph.D. and Mr. Napolitano.

(7)
Mr. Napolitano is the spouse of a woman ("Mrs. Napolitano") who owns 602 shares of common stock which is included in the table above, with respect to which Mr. Napolitano disclaims beneficial ownership.

Option Tables (as of February 1, 2017)

Exercisable Option Table

Name	Shares Owned (1)	Unvested Shares (2)	Exercisable Options (3)	Exercisable Option Price Range (4)	Exercisable Option Average Price (5)	Weighted Average Remaining Contractual Life (6)	Exercisable "In-the Money" Options (7)	Net Shares From Exercisable Options (8)
G. Irwin Gordon	14,876	—	42,587	$6.66-$39.56	$16.20	5.00	42,587	33,922
Sharon J. Larson	1,750	—	8,571	$28.41-$39.56	$33.06	8.68	8,571	5,013
David E. Sveen, Ph.D. (9)	28,652	—	8,571	$28.41-$39.56	$33.06	8.68	8,571	5,013
Bonnie J. Trowbridge	—	—	9,917	$18.36-$39.56	$31.06	8.58	9,917	6,049
Kevin S. Wilson (10)	426,662	27,500	31,833	$7.36-$8.35	$7.70	6.54	31,833	28,754
Carol A. Wrenn	4,000	—	20,201	$8.10-$39.56	$19.58	7.50	20,201	15,233
Steven M. Eyl	4,122	7,946	26,870	$7.36-$72.85	$17.51	7.44	26,870	20,961
Michael J. McGinley, Ph.D.	103,390	15,363	6,339	$7.36-$72.85	$24.77	7.80	6,339	4,367
John McMahon	75	—	1,608	$28.39-$72.85	$53.23	9.33	1,608	533
Jason A. Napolitano (11)	27,358	15,363	108,288	$4.40-$72.85	$11.18	4.76	108,288	93,089
Nancy Wisnewski, Ph.D.	27,273	13,392	77,836	$4.40-$72.85	$10.64	4.95	77,836	67,436
All Directors and Executive Officers as a group (13 persons) (9)(10)(11)	643,864	95,456	372,363	$4.40-$72.85	$14.12	5.40	372,363	301,955

Outstanding Option Table

Name	Shares Owned (1)	Unvested Shares (2)	Outstanding Options (12)	Outstanding Option Price Range (13)	Outstanding Option Average Price (14)	Weighted Average Remaining Contractual Life (15)	Outstanding "In-the Money" Options (16)	Net Shares From Exercisable Options (17)
G. Irwin Gordon	14,876	—	42,587	$6.66-$39.56	$16.20	5.00	42,587	33,922
Sharon J. Larson	1,750	—	8,571	$28.41-$39.56	$33.06	8.68	8,571	5,013
David E. Sveen, Ph.D. (9)	28,652	—	8,571	$28.41-$39.56	$33.06	8.68	8,571	5,013
Bonnie J. Trowbridge	—	—	9,917	$18.36-$39.56	$31.06	8.58	9,917	6,049
Kevin S. Wilson (10)	426,662	27,500	36,000	$7.36-$8.35	$7.66	6.57	36,000	32,536
Carol A. Wrenn	4,000	—	20,201	$8.10-$39.56	$19.58	7.50	20,201	15,233
Steven M. Eyl	4,122	7,946	58,519	$7.36-$72.85	$33.98	8.27	58,519	33,547
Michael J. McGinley, Ph.D.	103,390	15,363	36,112	$7.36-$72.85	$40.26	8.64	36,112	17,853
John McMahon	75	—	20,400	$28.39-$72.85	$57.14	9.44	20,400	5,762
Jason A. Napolitano (11)	27,358	15,363	148,000	$4.40-$72.85	$20.21	5.87	148,000	110,445
Nancy Wisnewski, Ph.D.	27,273	13,392	103,900	$4.40-$72.85	$19.41	5.94	103,900	78,573
All Directors and Executive Officers as a group (13 persons) (9)(10)(11)	643,864	95,456	571,982	$4.40-$72.85	$24.28	6.76	571,982	385,385

(1)
To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock, which shares of common stock are not subject to any vesting restriction, shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)
To our knowledge and unless otherwise noted, the persons named in the table have sole voting power with respect to all shares of common stock, which shares of common stock are subject to vesting restrictions, shown in the column, subject to community property laws where applicable and the information contained in the footnotes of this table.  Mr. Wilson has 27,500 shares subject to time-based scheduled to vest on March 26, 2017, subject to other vesting provisions in his employment agreement. On March 17, 2015, Mr. Eyl, Dr. McGinley, Mr. Napolitano and Dr. Wisnewski and certain other Executive Officers were issued unvested shares related to a performance-based restricted stock grant (each a "Performance Grant"). Each Performance Grant is to cliff vest on March 17, 2018, subject to the Company's achievement of a specified performance condition and other vesting provisions in the related restricted stock grant agreement. The specified performance condition was achieved based on the Company's 2015 results. Mr. Eyl, Dr. McGinley, Mr. Napolitano, Dr. Wisnewski and all Executive Officers as a group have Performance Grants for 5,446 shares, 12,863 shares, 12,863 shares, 10,892 shares and 52,956 shares, respectively. On March 2, 2016, Mr. Eyl, Dr. McGinley, Mr. Napolitano and Dr. Wisnewski and certain other Executive Officers were issued unvested shares related to a performance-based restricted stock grant related to the Company's 2016 Management Incentive Plan (each a "2016 MIP Grant"). Each MIP Grant is to vest on the date MIP Payouts are to be made under the 2016 Management Incentive Plan ("MIP") and are subject to the Company's achievement of certain financial goals and other vesting provisions in the related restricted stock grant agreement. Mr. Eyl, Dr. McGinley, Mr. Napolitano, Dr. Wisnewski and all Executive Officers as a group have 2016 MIP Grants for 2,500 shares, 2,500 shares, 2,500 shares, 2,500 shares and 15,000 shares, respectively. No Director, other than Mr. Wilson, owns unvested shares of the Company's common stock.

(3)
Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 1, 2016, excluding exercisable options held by Mr. Gordon to purchase 0.5 fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split with an option price of $22.50 and a remaining contractual life of 0.25 years.  No other options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split are currently outstanding. Heska intends to issue whole shares only from option exercises.

(4)
Represents the lowest and highest strike price for stock options exercisable within 60 days of February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(5)
Represents the average strike price for stock options exercisable within 60 days of February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(6)
Represents the weighted average remaining contractual life, in years, for stock options exercisable within 60 days of February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(7)
Represents shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split, that have a strike price less than $79.63 the closing market price per share of Heska stock on February 1, 2017.

(8)
Represents net shares under the Treasury Stock Method assuming a market price per share of $79.63, the closing market price per share of Heska Stock on February 1, 2017, for shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 1, 2017 that have a strike price less than $79.63, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(9)
Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.

(10)
Includes 124,099 shares held by Cuattro, LLC.  Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC.  Also includes 20,092 shares owned by Mrs. Wilson, 138,743 shares held in the Wilson Family Trust and 33,728 shares held in trust for the benefit of Mr. and Mrs. Wilson's children for which a third party is trustee.  Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson's children.

(11)
Includes one share jointly owned by Mr. Napolitano and Robert B. Grieve, Ph.D. Also includes 602 shares of common stock held by Mrs. Napolitano, with respect to which Mr. Napolitano disclaims beneficial ownership.

(12)
Represents shares of common stock issuable upon exercise of stock options outstanding on February 1, 2017, excluding outstanding options held by Mr. Gordon to purchase 0.5 fractional shares resulting from Heska's December 2010 1-for-10 reverse stock split with an option price of $22.50 and a remaining contractual life of 0.25 years.  No other options to purchase fractional shares resulting from Heska’s December 2010 1-for-10 reverse stock split are currently outstanding. Heska intends to issue whole shares only from option exercises.

(13)
Represents the lowest and highest strike price for stock options outstanding on February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(14)	Represents the average strike price for stock options outstanding on February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(15)
Represents the weighted average remaining contractual life, in years, for stock options outstanding on February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

(16)
Represents shares of common stock issuable upon exercise of stock options outstanding on February 1, 2017, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split, that have a strike price less than $79.63, the closing market price per share of Heska stock on February 1, 2017.

(17)
Represents net shares under the Treasury Stock method assuming a market price per share of $79.63, the closing market price per share of Heska stock on February 1, 2017, for shares of common stock issuable upon exercise of stock options outstanding that have a strike price less than $79.63, excluding options to purchase fractional shares resulting from Heska's December 2010 reverse stock split.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Exchange Act requires our directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska Common Stock and other equity securities with the SEC. Directors, Executive Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2016 our directors, Executive Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act, except that two Forms 4 disclosing two transactions with respect to Ms. Larson, a director, were inadvertently filed late.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of December 31, 2016, including the 1997 Stock Incentive Plan, as amended and restated, the 1997 Employee Stock Purchase Plan, as amended and restated and the 2003 Equity Incentive Plan, as amended and restated. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	829,617	$23.20	449,950
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	829,617	$23.20	449,950
____________________________________

(1)	Excluding outstanding options to purchase an aggregate of 0.5 fractional shares with a weighted average strike price of $22.50 resulting from our December 2010 reverse stock split.

Our stockholders have authorized that up to 450,000 shares may be issued under our 1997 Employee Stock Purchase Plan, as amended and restated (the "1997 ESPP"). 408,668 of these authorized shares have been used to purchase shares under the 1997 ESPP through December 31, 2016, leaving 41,332 shares currently remaining for purchase under our 1997 Employee Stock Purchase Plan on December 31, 2016, which is included in column (c) of the above table.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS
Related Party Transactions
Pursuant to our code of ethics for senior executives and financial officers, a copy of which is available on Heska's website at www.heska.com, and our Corporate Governance Committee charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any executive officer, director, nominee for director, or holder of 5% or more of the Company's Common Stock, or an immediate family member of any of those persons.
On February 24, 2013, we acquired a 54.6% interest (the "Acquisition") in Cuattro Veterinary USA, LLC, which was, subsequently, renamed Heska Imaging US, LLC. This transaction marked our entry into the veterinary imaging market.
Kevin S. Wilson is Heska Corporation's Chief Executive Officer and President as well as a member of Heska Corporation's Board. Heska Corporation's employment agreement with Mr. Wilson acknowledges that Mr. Wilson has business interests in Cuattro, LLC, Cuattro Software, LLC and Cuattro Medical, LLC which may require a portion of his time, resources and attention in his working hours.

Mr. Wilson is the spouse of Shawna M. Wilson ("Mrs. Wilson"). Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC, the largest supplier to Heska Imaging, as well as a majority interest in Cuattro Medical, LLC. Cuattro, LLC owns a 100% interest in Cuattro Software, LLC. While the terms of both the Amended and Restated Master License Agreement and the Supply Agreement between Heska Imaging and Cuattro, LLC were negotiated at arm's length as part of the Acquisition, Mr. Wilson has an interest in these agreements and any time and resources devoted to monitoring and overseeing this relationship may prevent us from deploying such time and resources on more productive matters.
Mrs. Wilson, Clint Roth, DVM, Steven M. Asakowicz, Rodney A. Lippincott, Mr. Wilson and Cuattro, LLC own approximately 29.75%, 8.39%, 4.09%, 3.07%, 0.05% and 0.05% of Heska Imaging, respectively, are each a member of Heska Imaging, and each have an interest in the puts and calls discussed below. Steven M. Asakowicz also serves as Heska Corporation's Executive Vice President, Companion Animal Health Sales. Rodney A. Lippincott also serves as Heska Corporation's Executive Vice President, Companion Animal Health Sales. If Mr. Wilson, Mr. Asakowicz or Mr. Lippincott is distracted by these holdings or interests, they may not contribute as much as they otherwise would have to enhancing our business, to the detriment of our stockholder value. While the Operating Agreement was negotiated at arm's length as part of the Acquisition, and requires that none of the members shall cause Heska Imaging to operate its business in any manner other than the ordinary course of business, any time and resources devoted to monitoring and overseeing this relationship may prevent us from deploying such time and resources on more productive matters.
In 2013, following the Acquisition closing, Cuattro, LLC charged Heska Imaging $6.8 million, primarily related to digital imaging products, for which there is an underlying supply contract with minimum purchase obligations, software and services as well as other operating expenses provided for under a license agreement and a supply agreement, respectively; Heska Corporation charged Heska Imaging $2.2 million, primarily related to sales expenses; Heska Corporation net charged Cuattro, LLC $140 thousand, primarily related to facility usage and other services. In general, the entities above have charged one another the lower of cost or market in the absence of a formal contract. Our Corporate Governance Committee has reviewed and approved the information presented in this paragraph.
In 2014, Cuattro, LLC charged Heska Imaging $10.5 million, primarily related to digital imaging products, for which there is an underlying supply contract with minimum purchase obligations, software and services as well as other operating expenses provided for under a license agreement and a supply agreement, respectively; Heska Corporation charged Heska Imaging $3.9 million, primarily related to sales expenses; Heska Corporation net charged Cuattro, LLC $219 thousand, primarily related to facility usage and other services. In general, the entities above have charged one another the lower of cost or market in the absence of a formal contract.
In 2015, Cuattro, LLC charged Heska Imaging $9.0 million, primarily related to digital imaging products, for which there is an underlying supply contract with minimum purchase obligations, software and services as well as other operating expenses provided for under a license agreement and a supply agreement, respectively; Heska Corporation charged Heska Imaging $4.9 million, primarily related to sales expenses; Heska Corporation net charged Cuattro, LLC $180 thousand, primarily related to facility usage and other services. In general, the entities above have charged one another the lower of cost or market in the absence of a formal contract.
On May 31, 2016, Heska Corporation closed the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement") with Cuattro Veterinary, LLC ("Cuattro International"), Cuattro International Merger Subsidiary, Inc., a wholly-owned subsidiary of the Company ("Merger Sub"), Kevin S. Wilson, and all of the members of Cuattro International (the "Members"). Pursuant to the Merger Agreement,

on the Closing Date the Merger Sub was merged with and into Cuattro International, with Cuattro International surviving the merger as a wholly-owned subsidiary of the Company. In addition, as of the Closing Date, Cuattro International was renamed Heska Imaging International, LLC, and the Company’s interest in both Heska Imaging International, LLC ("International Imaging") and Heska Imaging US, LLC was transferred to the Company’s wholly-owned subsidiary, Heska Imaging Global, LLC ("Global Imaging"). Heska Imaging, Cuattro, LLC and Global Imaging agreed the licensing and supply agreements with Cuattro, LLC would be assigned from Heska Imaging to Global Imaging so that the licensing and supply agreements would be between Cuattro, LLC and Global Imaging after the transactions contemplated by the Merger Agreement closed. Mr. Wilson was a founder of Cuattro International and Cuattro, LLC and owned a majority interest in Cuattro International prior to the transactions contemplated by the Merger Agreement closing.
Cuattro, LLC charged Heska Imaging $3.6 million from January 1, 2016 through May 31, 2016 and charged Global Imaging $10.9 million from June 1, 2016 through December 31, 2016, primarily related to digital imaging products, for which there is an underlying supply contract with minimum purchase obligations, software and services as well as other operating expenses provided for under a license agreement and a supply agreement, respectfully; Heska Corporation charged Heska Imaging $5.3 million during 2016, primarily related to sales and other administrative expenses; and Heska Corporation net charged Cuattro, LLC $189 thousand during 2016, primarily related to facility usage and other services. In general, the entities above have charged one another the lower of cost or market in the absence of a formal contract. At December 31, 2016, Heska Corporation had accounts receivable from Heska Imaging of $5.6 million, including accrued interest; Heska Imaging had a $1.6 million note receivable, including accrued interest, from International Imaging, which is due on June 15, 2019; Global Imaging had accounts receivable from Heska Imaging of $1.2 million; Global Imaging had accounts payable to Cuattro, LLC of $1.1 million; Heska Imaging had net prepaid receivables from Cuattro, LLC of $78 thousand; and Heska Corporation had net accounts receivable from Cuattro, LLC of $22 thousand. All monies owed accrue interest at the same interest rate Heska Corporation pays under its credit and security agreement with Wells Fargo once past due with the exception of the note receivable, which accrues at this rate to its maturity date.
At December 31, 2016, Heska Corporation had accounts receivable from Heska Imaging of $5.6 million, including accrued interest; Heska Imaging had a $1.6 million note receivable, including accrued interest, from International Imaging, which is due on June 15, 2019; Heska Imaging had net prepaid receivables from Cuattro, LLC of $78 thousand; Heska Corporation had net accounts receivable from Cuattro, LLC of $22 thousand; Global Imaging had net prepaid receivables from Heska Imaging of $1.2 million; and Heska Imaging had a net receivable due from Cuattro, LLC of $78 thousand. All monies owed accrued interest at the same interest rate Heska Corporation pays under its credit and security agreement with Wells Fargo once past due with the exception of the note receivable, which accrues at this rate to its maturity date.
Under the Operating Agreement of Heska Imaging, should Heska Imaging meet certain performance criteria, the unit holders who hold 45.4% of US Imaging that we do not own (the "Imaging Minority") have been granted a put option to sell us all of the Imaging Minority's position in Heska Imaging following the audit of our financial statements for 2016. Required performance criteria have been met and we have been given notice that the put option is being exercised. We have 90 days from the receipt of notice to deliver payment (any applicable payment in aggregate to be defined as the "Put Payment") for the Imaging Minority’s position, and we consider notice to have been received immediately prior to the filing of our Form 10-K with the SEC on March 6, 2017. We plan to deliver the Put Payment and obtain the Imaging Minority’s position in Heska Imaging on May 31, 2017. Based on Heska Imaging’s 2016 financial performance, the Put Payment is to be for a value of $13.8 million if we deliver all cash or up to $14.6 million if we deliver a combination of cash and the maximum contractually allowable value of stock, as below. While we have the right to deliver up to 55% of the consideration in our Public Common Stock under certain circumstances, such stock is to be valued based on 90% of market value (the "Delivery Stock Value") and is limited to approximately

650 thousand shares in any case. If the Delivery Stock Value per share is less than the market value per share of our Public Common Stock at the time of the Acquisition, we do not have the right to deliver any Public Common Stock as consideration. No final decision by our Board of Directors as to the relative use of cash and stock in this matter has been made and we may not be able to deliver any stock based on our closing stock values at the time of closing, as discussed above.
Under the Operating Agreement of Heska Imaging, should Heska Imaging meet certain performance criteria, the unit holders who hold 45.4% of US Imaging that we do not own (the "Imaging Minority") have been granted a put option to sell us all of the Imaging Minority's position in Heska Imaging following the audit of our financial statements for 2016. Required performance criteria have been met and we have been given notice that the put option is being exercised. We have 90 days from the receipt of notice to deliver payment (any applicable payment in aggregate to be defined as the "Put Payment") for the Imaging Minority’s position, and we consider notice to have been received immediately prior to the filing of our Form 10-K with the SEC on March 6, 2017. We plan to deliver the Put Payment and obtain the Imaging Minority’s position in Heska Imaging on May 31, 2017. Based on Heska Imaging’s 2016 financial performance, the Put Payment is to be for a value of $13.8 million if we deliver all cash or up to $14.6 million if we deliver a combination of cash and the maximum contractually allowable value of stock, as below. While we have the right to deliver up to 55% of the consideration in our Public Common Stock under certain circumstances, such stock is to be valued based on 90% of market value (the "Delivery Stock Value") and is limited to approximately 650 thousand shares in any case. If the Delivery Stock Value per share is less than the market value per share of our Public Common Stock at the time of the Acquisition, we do not have the right to deliver any Public Common Stock as consideration. No final decision by our Board of Directors as to the relative use of cash and stock in this matter has been made and we may not be able to deliver any stock even if we desire to do so based on our closing stock values at the time of closing, as discussed above.
Since January 1, 2013, the Company has not been a participant in any transaction with a related person other than described above and the indemnification agreements described below.

Indemnification agreements with officers and directors

Our Certificate of Incorporation and our Bylaws provide that we will indemnify each of our directors and Executive Officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and Executive Officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Compensation Objective and Philosophy
The Compensation Committee of Heska Corporation's Board of Directors (the "Committee") administers our executive compensation program and establishes the salaries of our Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of Heska Corporation ("Heska" or the "Company") and increase stockholder value. The Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time. The Committee's goal in executive compensation is to design and administer programs that best serve these ends.
What is Heska's Executive Compensation Program Designed to Reward?
The Committee develops our executive compensation programs to reward Executive Officers for their contribution to Heska's financial performance and to recognize individual initiative, leadership, achievement and other contributions. An effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska's Executive Compensation?

Our compensation program is designed to reward four interlocking aspects of executive performance:

•	Annual financial performance: rewarded primarily through the awards paid under the Management Incentive Plan ("MIP");

•	Individual contribution: rewarded primarily through the setting of base salary and annual MIP targets;

•	Long-term gains in stockholder value: rewarded primarily through the equity incentive program; and

•	Continued service to the Company; rewarded primarily through base salary, equity award requirements and vesting and competitive benefits levels.
Why Does Heska Choose to Pay Each Element of Executive Compensation?
Base salary. Base salaries are set on an annual or other periodic basis and designed to reflect competitive market salaries for each position. They are also used in determining the basis for bonus targets in our MIP discussed below.
Performance-based incentive compensation. This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives. This form of compensation is paid to reward near-term performance (i.e., no longer than the coming year) and encourage Executive Officers to optimize immediate opportunities. In recent years, an MIP has been offered to Executive Officers and other managers to provide a performance-based incentive.
Long-term equity compensation. This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and

Executive Officers. It is intended to ensure that Executive Officers make thoughtful decisions about the Company's future and long-term prospects.
Other benefits, compensation or arrangements. Other than broad-based programs open to all employees, such as participation in our 401(k) program and employee stock purchase plan, this category tends to be used rarely. All of our Executive Officers have employment agreements. An Executive Officer's extraordinary performance or participation in an unanticipated endeavor may occasionally trigger such an award in this category.

Determination of Compensation Elements

In reviewing the compensation of our Executive Officers, the Committee reviews the nature and scope of each Executive Officer's responsibilities as well as his or her effectiveness in that role and in supporting the Company's long-term goals. Heska's Board of Directors (the "Board") formally evaluates the Chief Executive Officer (our "CEO"). Our CEO communicates his view of the performance of other Executive Officers to the Committee and makes recommendations regarding salary, incentive-based performance compensation and long-term compensation grants for the Committee's consideration. The Company has a review system it uses to evaluate its employees, including Executive Officers, which the CEO may consider, potentially along with other information, such as third-party interviews of Company employees who interact with the Company's Executive Officers. In the past several years, the Officer responsible for Human Resources has compiled and/or presented data discussed below for the Committee's consideration of the different compensation elements.

The Committee has considered it appropriate, and in the best interests of Heska's stockholders, to endeavor to set our overall Executive Officer compensation near the mid-point of the range of companies in the comparison group it reviewed ("Comparable Companies"). The Committee also reviews the relative mix of compensation paid by Comparable Companies for use as a guideline. In compensation matters, the Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

The Committee engaged an outside compensation consultant (the "Consultant") in 2013, 2014 and 2016 and 2017 regarding executive compensation matters. The Committee viewed the Consultant as an advisor only, and the Committee retained the discretion to implement or not implement the Consultant's suggestions. The Consultant did not advise the Committee regarding executive compensation matters in 2015. Other than services related to Director Compensation in 2015 and 2017, the Consultant did not provide any other services to the Company in 2013, 2014, 2015, 2016 or 2017.
The Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. In 2013 and 2014, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Inc., Allos Therapeutics, Array Biopharma, Inc., Astex Pharmaceuticals, Cornerstone Therapeutics, Cumberland Pharmaceuticals, Inc., Depomed, DURECT Corporation, DUSA Pharmaceuticals, Lannett Company, Inc., Natural Alternatives International, Inc., NeoStem (subsequently renamed Caladrius Biosciences, Inc.), Pernix Therapeutics Holdings Inc., POZEN, Inc., Progenics Pharmaceuticals, Quidel Corporation, XOMA Corporation and Zogenix, Inc. The Committee also reviewed summary compensation data based on company size for each year. In 2015 and 2016, the Committee reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Inc., Aratana Therapeutics, Inc., Array Biopharma Inc., Axogen, Inc., Caladrius Biosciences, Inc., Cumberland Pharmaceuticals Inc., Cutera, Inc., DepoMed, Inc., Derma Sciences, Inc., DURECT Corporation, Enzo Biochem, Inc., Harvard Bioscience, Inc., Lannett Company, Inc., Natural

Alternatives International, Inc., Pernix Therapeutic Holdings, Inc., POZEN Inc., Progenics Pharmaceuticals, Inc., Psychemedics Corporation, Quidel Corporation, Retractable Technologies, Inc., Synergetics USA, Inc., Tearlab Corp., Unilife Corporation, XOMA Corporation and Zogenix, Inc. In 2017, the Committee received advice from the Consultant regarding the group of companies to review in relation to Executive Compensation and reviewed compensation data for the following companies as part of its review of Executive Compensation: Abaxis, Inc., ANI Pharmaceuticals, Inc., Anika Therapeutics, Inc., Array BioPharma Inc., Atrion Corporation, Endologix, Inc., Enzo Biochem, Inc., Landauer, Inc., Natera, Inc., National Research Corporation, OraSure Technologies, Inc., Osiris Therapeutics, Inc., Progenics Pharmaceuticals, Inc., Quidel Corporation, Spectrum Pharmaceuticals, Inc., STAAR Surgical Company, Teligent, Inc. and Veracyte, Inc. as well as aggregate data from a Radford Life Sciences Custom Report created with data from the following companies: Abaxis, Inc., Aduro Biotech, Inc., Anika Therapeutics, Inc., Array BioPharma Inc., Coherus Biosciences, Inc., CryoLife, Inc., Enanta Pharmaceuticals, Inc., FibroGen, Inc., Intersect ENT, Inc., Mannkind Corporation, Meridian Bioscience, Inc., Merrimack Pharmaceuticals, Inc., Momenta Pharmaceuticals, Inc., Nanostring Technologies, Inc., Natera, Inc., OraSure Technologies, Inc. Progenics Pharmaceuticals, Inc., PTC Therapeutics, Inc., Quidel Corporation, Repligen Corporation, Retrophin, Inc., SciClone Pharmaceuticals, Inc., STAR Surgical Company, Surmodics, Inc., Supernus Pharmaceuticals, Inc., Veracyte, Inc. and Xencor, Inc. In 2014, 2015, 2016 and 2017, the Committee also reviewed Radford Life Sciences Executive Survey data and Mountain States Employees Council Survey data.
Base Salary. The Committee reviews each Executive Officer's base salary annually. When reviewing base salaries, the Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. Consideration is also given to prior performance, relevant experience, level of responsibility and skills, and abilities of each Executive Officer. Similar positions are grouped to ensure both internal equity and external equity. The Committee reviews relevant information and makes a case-by-case determination relying on its collective judgment and experience.

In February 2013, our Board of Directors approved the Acquisition of Cuattro Veterinary USA, LLC. As part of the Acquisition, Kevin S. Wilson became President and Chief Operating Officer of the Company at a base salary of $216,000 pursuant to an employment agreement with the Company.

In May 2013, Mr. Eyl joined the Company as Executive Vice President, Commercial Operations at an annual salary of $250,000 pursuant to an employment agreement which the Committee had previously approved.

In September 2013, the Committee considered and approved management's proposal that executive officers receive no increase in base salary for 2014 with exceptions to be considered by the Committee on an as necessary basis.
In March 2014, Mr. Wilson became our Chief Executive Officer and President at an annual salary of $275,000 and the Company entered into a new employment agreement with Mr. Wilson (the "Wilson Agreement"). See "Wilson Employment Agreement" and "Transition of Chief Executive Officer Role" below for more detail.
In February 2015, the Committee considered the Executive Officer performance, current responsibilities, market compensation data and Mr. Wilson's input and increased Mr. Napolitano's annual salary to $310,000, Dr. McGinley's annual salary to $310,000, Dr. Wisnewski's annual salary to $262,500 and Mr. Eyl's annual salary to $262,500.

Following approval by the Committee in September 2015, who reviewed proposed responsibilities and market compensation data, Mr. Napolitano's annual salary was increased to $350,000 concurrent with his being named the Company's Chief Operating Officer effective October 1, 2015.
In October 2015, Mr. McMahon joined the Company as Vice President, Financial Operations and Controller at an annual salary of $230,000 pursuant to an employment agreement the Company had previously approved.
In September 2016, the Committee reviewed Executive Officer performance, responsibilities, and market compensation data with Mr. Wilson and, effective October 1, 2016, increased Mr. Eyl’s annual salary to $300,000 and Dr. Wisnewski’s annual salary to $300,000. In addition, Mr. McMahon’s salary was increased to $275,000 effective October 1, 2016 in conjunction with his being named Vice President, Chief Financial Officer of the Company.

Performance-Based Incentive Compensation. The Company first adopted an MIP in 1999 to provide incentives to our Executive Officers, other managers and key employees to meet and exceed certain predetermined annual goals. Target annual incentives and specific performance criteria are established each year by the Committee, with the actual payout based on the extent to which the specified performance criteria are met. We believe this approach provides a strong incentive for our management to achieve the stated annual goals. In May 2014, our stockholders approved the Amended and Restated Management Incentive Plan Master Document (the "Master Document"). A goal of the Master Document is self-funding status for the MIP in any given year. A given year's MIP can be implemented by the Committee agreeing on four parameters: 1) the Category Percentages - the percent of salary, based on job category, that determines an individual's targeted bonus compensation, 2) the Plan Allocation - a guideline in determining the MIP Payout to an individual, such as the relative weighting of companywide and individual performance, 3) the Key Parameters on which the MIP Payouts are to be based and 4) the Payout Structure by which MIP funding is accrued. Typically there has been a cap on the MIP of approximately at least 150% of target payout to all employees, although this was not required in any given year and the cap for 2015 and 2016 was, and is to be, 200% of target payout. Each individual has a MIP Payout "target" and this is intended as a guideline. Our CEO will generally make recommendations to the Committee regarding MIP Payouts to other MIP Plan participants; all awards under the MIP Plan are at the discretion of the Committee. All Executive Officers are eligible for a 2017 MIP, except Mr. Wilson per his individual employment contract. We do not believe our compensation policy for our Executive Officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

The Committee considered various alternatives to encourage profitability and growth at an in-person meeting in February 2014 and agreed upon Pre-MIP Operating Income and Revenue as Key Parameters for the 2014 MIP. At a telephonic meeting in March 2014, the Committee adopted the 2014 MIP with the following parameters:

Parameter	Result
Category Percentages	Kevin S. Wilson: per employment contract All other eligible Executive Officers: 35%
Plan Allocation	75% Company Financial Performance / 25% Individual Performance
Key Parameters	Pre-MIP Operating Income and Revenue
Payout Structure
Funding starts at $2.0 million of Pre-MIP Operating Income
50% share of every additional $1 in Pre-MIP Operating Income
2.5% share of every additional $1 in Revenue above $85 million, if Pre-MIP Operating Income is $3.25 million or more
MIP Capped at $1.8 million

At a Committee meeting in February 2015, the Committee reviewed the Company's financial performance, which translated to an average MIP Payout equal to approximately 106% of target and discussed Mr. Wilson's recommendations regarding MIP Payouts with Mr. Wilson. The MIP Payouts to MIP-eligible Named Executive Officers are listed in "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" below for Mr. Wilson, Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski.

In March 2015, the Committee also agreed to adopt the 2015 MIP with the following parameters:

Parameter	Result
Category Percentages	Executive Officers – 40%
Plan Allocation	50% Company Performance/50% Individual Performance
Key Parameters	Pre-MIP Operating Income ("PMOI") and Revenue
Payout Structure
Funding starts at $4.0 million of PMOI and $90 million in Revenue
Target funding of $1.1 million at $9.083 million of PMOI and $104.742 million of Revenue (21.6% share of PMOI above initial threshold)
Interpolated between various levels above and below target funding, subject to Post-MIP Operating Income interpolation
Total MIP Payouts Capped at $1.65 million
Maximum MIP Payout of 200% of Incentive Target for a given participant
Executive Officers may elect to receive up to 50% of MIP Payout in Restricted Stock

Mr. Wilson was ineligible to participate in the 2015 MIP due to their employment agreements. Participating Executive Officers were given the option to elect to receive up to 50% of MIP Payouts in Common Stock in lieu of cash under the 2015 MIP (the percentage chosen by a given participating Executive Officer in a given MIP year to be referred to as the "Chosen Percentage" in such MIP year for such Executive Officer) and such Executive Officers were given a corresponding performance-based restricted stock grant related to the Company's Management Incentive Plan (each, an "MIP Grant" and a "20XX MIP Grant" when referring specifically to a given year's MIP, so an MIP Grant issued in relation to the 2015 MIP would be referred to as a "2015 MIP Grant"). Up to 100% of each 2015 MIP Grant was to vest at the time payments were made under the 2015 MIP. The number of shares vesting under a given 2015 MIP Grant was to be determined by multiplying the Chosen Percentage by the holder's MIP Payout, dividing the result by the stock price at the time of the 2015 MIP Grant and rounding to the nearest whole share, with any shares underlying the 2015 MIP Grant that do not vest at this time being forfeited. The balance of the MIP Payout for the individual in the previous sentence is to be in cash after deducting the value of the vested portion of the 2015 MIP Grant as calculated in the previous sentence. For example, if a participating Executive Officer had a Chosen Percentage of 45% and the stock price at the time of the MIP Grant was $22.50 and subsequently was awarded an MIP Payout of $100,000, he or she would vest up to 2,000 shares of the affiliated MIP Grant (45% times $100,000 divided by $22.50), and assuming the affiliated MIP Grant was at least 2,000 shares he or she would receive $55,000 in cash ($100,000 minus 2,000 shares times $22.50). In the table named "Grants of Plan-Based Awards" below, we list potential cash payouts under the 2015 MIP to the Named Executive Officers, under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" and 2015 MIP Grants that had the potential to vest under "Estimated Future Payouts Under Equity Incentive Plan Awards". These amounts are adjusted for the Chosen Percentages for each Named Executive Officer. Under the 2015 MIP, Chosen Percentages were 45%, 35%, 50% and 40% for Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski , respectively. All "Threshold" MIP Payouts assume a zero MIP Payout due to performance at a baseline level. All "Target" MIP Payouts are as defined above. All "Maximum" MIP Payouts is listed at the maximum of 200% of Incentive Target for a given participant.

At a Committee meeting in March 2016, the Committee reviewed the Company's financial performance, which translated to approximately 109% of 2015 MIP Goal and discussed Mr. Wilson's recommendations regarding MIP Payouts with Mr. Wilson. The cash MIP Payouts to MIP-eligible Named Executive Officers are listed in the "Non-Equity Incentive Plan Compensation" in the "Summary

Compensation Table" below for Mr. Napolitano, Dr. McGinley, Mr. Eyl, Dr. Wisnewski and Mr. McMahon. 2,868 shares from Mr. Napolitano's 2015 MIP Grant were vested, 1,004 of which were withheld for tax. 2,033 shares from Dr. McGinley's 2015 MIP Grant were vested, 757 of which were withheld for tax. 2,539 shares from Mr. Eyl's 2015 MIP Grant were vested, 929 of which were withheld for tax. 2,054 shares from Dr. Wisnewski's 2015 MIP Grant were vested. The vested value of the 2015 MIP Grants as calculated above is included in "Stock Compensation" in the "Summary Compensation Table" below for Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski.

In March 2016, after reviewing and discussing with Management the Company's 2015 financial results and 2016 budget, the Committee agreed to adopt the 2016 MIP with the following parameters:

Parameter	Result
Category Percentages	Executive Vice President-level: 40% Other Officers: 35%
Plan Allocation	50% Company Performance/50% Individual Performance
Key Parameters	Pre-MIP Target Income ("PMTI"), which is Pre-MIP Operating Income excluding certain specified items, and Revenue
Payout Structure
Funding starts at $9.8 million of PMTI and $106 million in Revenue
Target funding of $1.3 million at $11.5 million of PMTI and $115 million of Revenue (76.5% share of PMTI above initial threshold)
Interpolated between various levels above and below target funding, subject to PMTI interpolation
Total MIP Payouts Capped at $1.95 million
Maximum MIP Payout of 200% of Incentive Target for a given participant
Executive Vice President-level participants may elect to receive up to 50% of MIP Payout in Restricted Stock, subject to a 2,500 share maximum

In March 2016, each of Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski received a 2016 MIP Grant of 2,500 shares. Under the 2016 MIP, Chosen Percentages were 45%, 50%, 50% and 40% for Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski, respectively.

At a Committee meeting in February 2017, the Committee reviewed the Company's financial performance, which translated to the maximum Incentive Pool under the 2016 MIP and discussed Mr. Wilson's recommendations regarding total MIP Payouts with Mr. Wilson. The cash MIP Payouts to MIP-eligible Named Executive Officers are listed in the "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" below for Mr. Napolitano, Dr. McGinley, Mr. Eyl, Dr. Wisnewski and Mr. McMahon. 2,500 shares from Mr. Napolitano's 2016 MIP Grant were vested, 2,452 shares from Dr. McGinley's 2016 MIP Grant were vested, 778 of which were withheld for tax. 2,500 shares from Mr. Eyl's 2016 MIP Grant were vested, 797 of which were withheld for tax. 2,177 shares from Dr. Wisnewski's 2016 MIP Grant were vested, 691 of which were withheld for tax. The vested value of the 2016 MIP Grants as calculated above is included in "Stock Compensation" in the "Summary Compensation Table" below for Mr. Napolitano, Dr. McGinley, Mr. Eyl and Dr. Wisnewski.

Long-Term Equity Compensation. Historically, we have used stock options to provide long-term equity compensation to our Executive Officers. The Committee is responsible for determining the number and terms of options, or other forms of long-term equity compensation, to be granted to Executive Officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of Comparable Companies. Options granted to Executive Officers have exercise prices equal to fair market value (closing price) at the time of grant and expire within ten years from the time of grant. Any vesting ceases and the vested portion of options must be exercised within a certain period should an Executive Officer leave Heska's service (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). Accordingly, option grants will provide a return to an Executive Officer only if said Executive Officer continues to work for the benefit of the Company and only if Heska's market price per share appreciates over the option term. We believe that these provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant. Stock options grants generally have had 4-year monthly vesting when granted, although this practice could change in the future. While it appears stock options will remain the core component of long-term equity compensation in the near future, it is possible the Committee will choose to use restricted stock, restricted stock units, some other form of long-term equity compensation or some combination of the foregoing with or without stock options in the future. The Committee may choose to use a greater share of equity in executive compensation than in the past.

In February 2013, Mr. Napolitano was awarded an option grant due to his performance in negotiating the Acquisition. Mr. Wilson received an option grant as a new Executive Officer under the Acquisition. In May 2013, Mr. Eyl was awarded an option grant in conjunction with his joining the Company as Executive Vice President, Commercial Operations. In November 2013, the Committee noted that Heska Executive Officers were to receive no raises in 2014 and that the MIP Payouts were well below target. The Committee decided to grant Executive Officers larger than typical grants in light of the cash implications of flat salaries and relatively small MIP Payouts recently.

In March 2014, Mr. Wilson was awarded restricted stock awards under the Wilson Agreement. In May 2014, Mr. Wilson was awarded a further restricted stock award under the Wilson Agreement following approval of the Company's stockholders. See "Wilson Employment Agreement" below for more detail. In December 2014, the Committee awarded option grants which were generally below the levels of comparable grants in 2013 as the factors considered in 2013 did not recur in 2014.

In March 2015, following a discussion with Mr. Wilson at its February 2015 meeting regarding Mr. Wilson's preferred approach to the compensation of management and key individuals, the Committee approved Performance Grants to certain Executive Officers. The Performance Grants are to cliff vest three years following issuance, subject to the Company achieving $7 million in Operating Cash Flow, as defined in the underlying restricted stock grant agreement, in at least one of 2015, 2016 or 2017. The Company met the Operating Cash Flow requirement based on its 2015 financial results. The Company generally targeted Performance Grants to the Executive Officer's annual salary. Mr. Napolitano and Dr. McGinley each received 12,863 shares in Performance Grants, Dr. Wisnewski received 10,892 shares in Performance Grants and Mr. Eyl received 5,446 shares in Performance Grants.

On September 2015, Mr. Napolitano was awarded an option grant in conjunction with his being named Chief Operating Officer effective October 1, 2015. In October 2015, Mr. McMahon was awarded an option grant in conjunction with his joining the Company as Vice President, Financial Operations and Controller. In December 2015, the Committee awarded option grants which were generally at the same level as in 2014 with the exception of Mr. Napolitano, who received a larger amount for his acknowledged expanded role and Mr. Eyl, who received a larger amount based on performance. In December 2016, the Committee discussed long-term compensation for Executive Officers and other key Company managers with Mr. Wilson and awarded option grants for Executive Officers which are listed in "Grants of Plan-Based Awards" below.

Other Benefits, Compensation or Arrangements

"All Other Compensation" in the "Summary Compensation Table" below represent matching funds received by each of our Named Executive Officers under our 401(k) plan, which is open to all employees, as well as life insurance and short-term and long-term disability premiums. We have historically provided a 25% match of 401(k) contribution limits (up to a certain maximum).

All of our Named Executive Officers had employment contracts in 2014, 2015 and 2016, except Mr. McMahon with whom we entered into an employment contact upon hiring him to the Company in October 2015. These employment agreements entitle Named Executive Officers to payments based on salary, continuing medical benefits for a given period and immediate vesting of unvested options in noted circumstances. Payments based on salary are typically paid monthly. The Committee believes these are common, in line with the experience of the Committee for executives at other companies and are intended to provide Executive Officers with additional resources to seek a comparable job, which is unlikely to be a rapid process given the level of employment, in these certain circumstances, such as an acquisition. These employment contracts are intended to provide the Named Executive Officers with protections appropriate for, and in line with, those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks. Such a review was conducted in September 2016.

Transition of Chief Executive Officer Role

Our Board of Directors has expressed a high degree of interest in focusing the Company on growth opportunities for several years. Cognizant of this and following discussions with Mr. Wilson, Robert B. Grieve, Ph.D., the Company’s Chairman and Chief Executive Officer from May 2000 to March 2014, raised the possibility with other Board members in November 2013 of Mr. Wilson becoming Chief Executive Officer, with Dr. Grieve acting in an Executive Chairman role for a transition period. Dr. Grieve noted the very positive commercial impact Mr. Wilson had made on the Company in less than a year as President and Chief Operating Officer, as well as Mr. Wilson's experience in generating strong growth at his prior company, Sound Technologies, Inc. Following discussions and diligence by the Committee as well as individual Board members, the Board discussed this notion in depth at an in-person Board meeting on February 19, 2014 and decided to proceed. On February 19, 2014, the Committee met and unanimously agreed to offer Mr. Wilson a new employment agreement with certain economic terms. The Committee authorized Mr. Gordon to negotiate with Mr. Wilson to finalize this agreement. Mr. Gordon was ultimately able to obtain agreement with Mr. Wilson, which was approved by the Committee in a telephonic meeting on March 25, 2014. Mr. Wilson and William A. Aylesworth, the Company’s Lead Director from May 2010 to May 2014, signed the resulting agreement one day later, on March 26, 2014.

Wilson Employment Agreement

The Committee hired the Consultant to advise on Mr. Wilson's compensation as Chief Executive Officer and President. Mr. Wilson expressed a strong preference for upfront restricted stock grants in lieu of other forms of compensation. The Consultant advised a majority of such compensation be subject to vesting based on performance. Members of the Board and the Committee ultimately felt that this would best align Mr. Wilson's interest with stockholder interest.

Mr. Wilson agreed to an employment agreement with the following components on March 26, 2014. The term of Mr. Wilson's employment agreement is to expire on March 26, 2018. Beginning immediately following the filing of the Company's 10-K, which occurred on March 31, 2014, Mr. Wilson began to serve as Chief Executive Officer and President of the Company for an annual base salary of $275,000. Our Board agreed to nominate Mr. Wilson for election to a three-year term as director at the 2014 Annual Meeting as well as for future election when Mr. Wilson's then existing term is set to expire. Mr. Wilson was eligible to participate in the Company's 2014 MIP based on service from January 1, 2014 to March 31, 2014 at a Category Percentage of 35% but not for service after becoming Chief Executive Officer, which translated to a Category Percentage of less than 9% for full year 2014. Pursuant to the employment agreement, the Company granted Mr. Wilson 110,000 shares of restricted stock (the "Time Grant") which were to vest as follows, subject to the terms and conditions of the related award agreement: (i) 27,500 shares on the six month anniversary of the employment agreement on September 26, 2014 and (ii) 27,500 shares on each of March 26, 2015, March 26, 2016 and March 26, 2017. Other than in special circumstances, Mr. Wilson is not to receive periodic equity grants normally made to executives of the Company.

In addition, the Company's stockholders approved a 130,000 share restricted stock grant to Mr. Wilson (the "Contract Grant") at our 2014 Annual Meeting. The Contract Grant, subject to the terms and conditions of the related award agreement was to vest in ten (10) performance-based tranches - five of which were to be based on the market price of the Company's Common Stock reaching targeted thresholds based on a 90 trading day trailing average and five of which were to be based on Adjusted EBITDA, as defined in the employment agreement, reaching certain targeted thresholds. Based on 2014 performance, Mr. Wilson vested all five tranches based on Adjusted EBITDA and one of five tranches based on the market price of the Company's Common Stock. The remaining four tranches based on the market price of the Company's Common Stock vested during 2015.

The issuance of shares to Mr. Wilson under the Wilson Agreement is the reason the "Stock Awards" column of the "Summary Compensation Table" below shows a value in 2014 as compared to zero in 2015 and 2016. The expensing of shares issued to Mr. Wilson under the Wilson Agreement is responsible for the annual decrease in "Stock Awards" column of the "Historical Compensation Table" below; the "Stock Awards" expense decreased in 2015 as compared to 2014 and 2016 as compared to 2015 as fewer shares vested and the awards based on the market price of the Company's stock that vested in 2015 had a lower value per share recognized for financial reporting purposes than the awards that vested in 2014.

Under his employment agreement, Mr. Wilson is to devote full business time hours, as well as other such attention, skills, time and business efforts to the Company as are necessary to act as Chief Executive Officer and President; provided, however, that Mr. Wilson may perform part-time management activities for Cuattro, LLC, Cuattro Software, LLC and Cuattro Medical, LLC as long as such services do not adversely affect Mr. Wilson's obligations to the Company. With the exception of the typical periodic equity grants to executives of the Company and the MIP, Mr. Wilson will be eligible to participate in other benefits offered to other senior executives of the Company, including any Company sponsored 401(k) or retirement plan, in accordance with (and subject to the legal limitations of) benefit plans, policies and arrangements that may exist from time to time. Should Mr. Wilson resign for Good Reason or be terminated without Cause (other than in a connection with a Change of Control) or be terminated due to Mr. Wilson's death or Disability, with capitalized terms having the defined meaning in his employment agreement, he is to be entitled to a payment of an amount equal to six months' base salary. Should Mr. Wilson resign for Good Reason or be terminated without Cause in connection with a Change of Control, with capitalized terms having the defined meaning in the employment agreement, of the Company, Mr. Wilson is to be entitled to (1) a payment of an amount equal to 12 months' base salary, (2) the vesting of a portion of the Time Grant shares based on the amount of time served in the current vesting period preceding the next Time Grant vesting date as a percent of the total length of the current vesting period and (3) the vesting of certain Contract Grant shares if the consideration paid in the Change of Control reaches one or more of the aforementioned market price thresholds.

Compensation Tax Deductibility

The Committee is also sensitive to, and tries to optimize, tax implications. It is our policy generally to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Code when possible. The Master Document is designed to qualify compensation paid to Executive Officers for deductibility under Section 162(m) of the Code. However, the Committee reserves the discretion to pay compensation to its Executive Officers that may not be tax deductible.

In summary, as Heska Corporation continues to evolve, Heska's Executive Compensation is evolving. The Committee endeavors to find the proper level and balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

Historical and Summary Compensation Tables
The following table sets forth compensation for services rendered in all capacities to us during 2014, 2015 and 2016 by Kevin S. Wilson, who served as our Chief Executive Officer throughout 2015 and 2016, Jason A. Napolitano, who served as our Chief Financial Officer until September 28, 2016, John McMahon, who served as our Chief Financial Officer since September 28, 2016 and our three other most highly compensated Executive Officers for the fiscal year ended December 31, 2016 (the "Named Executive Officers"). The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers in a given year. The "Stock Awards" column lists the cost of restricted stock granted to each of the Named Executive Officers recognized for financial reporting purposes. The "Option Awards" column lists the cost of options granted to each of the Named Executive Officers recognized for financial reporting purposes. In general, restricted stock and stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding option vesting period.
Historical Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kevin S. Wilson (7) Chief Executive Officer and President	2016 2015 2014	275,000 275,000 260,250	— — —	240,625 489,075 1,247,185	23,702 23,637 23,637	— — 18,579	— — —	7,805 7,805 7,532	547,132 795,517 1,557,182
Jason A. Napolitano (8) Chief Operating Officer, Chief Strategist and Secretary	2016 2015 2014	350,000 316,775 271,302	— — —	187,433 142,313 —	121,193 59,825 37,491	165,900 84,501 103,506	— — —	7,896 7,646 7,521	832,422 611,059 419,820
Michael J. McGinley, Ph.D. President, Biologicals & Pharmaceuticals	2016 2015 2014	310,000 309,175 300,105	— — —	185,818 122,189 —	90,535 58,033 41,347	82,515 90,963 110,845	— — —	8,945 8,897 8,685	677,813 589,258 460,981
Steven M. Eyl (9) Executive Vice President, Global Sales and Marketing	2016 2015 2014	271,875 261,458 250,000	— — —	127,849 92,179 —	75,178 32,181 15,922	133,400 61,168 95,232	— — —	9,613 7,980 8,088	617,916 454,967 369,242
Nancy Wisnewski, Ph.D. (10) Executive Vice President, Diagnostic Operations and Product Development	2016 2015 2014	271,875 260,104 233,750	— — —	158,033 111,480 —	69,095 44,482 33,845	109,891 74,243 88,513	— — —	8,338 8,392 3,178	617,232 498,701 359,286
John McMahon (11) Vice President, Chief Financial Officer	2016 2015	241,250 49,834	— —	— —	25,968 1,023	162,500 16,771	— —	2,827 1,161	432,546 68,788

The following table sets forth compensation for services rendered in all capacities to us during 2014, 2015 and 2016 by the Named Executive Officers for the fiscal year ended December 31, 2016. The following table contains the same information as above with the exception of the columns entitled "Stock Awards" and "Option Awards." "Stock Awards" in the following table represent the grant day value for all stock grants for a given individual in a given year rather than the cost of stock grants for such individual recognized in such year for financial reporting purposes. "Option Awards" in the following table represent the grant date option value for all stock options granted to a given individual in a given year rather than the cost of stock option grants for such individual recognized in such year for financial reporting purposes.
Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Kevin S. Wilson (7) Chief Executive Officer and President	2016 2015 2014	275,000 275,000 260,250	— — —	— — 2,037,042	— — —	— — 18,579	— — —	7,805 7,805 7,532	282,805 282,805 2,323,403
Jason A. Napolitano (8) Chief Operating Officer, Chief Strategist and Secretary	2016 2015 2014	350,000 316,775 271,302	— — —	84,100 379,117 —	397,923 279,284 81,644	165,900 84,501 103,506	— — —	7,896 7,646 7,521	1,005,819 1,067,323 463,973
Michael J. McGinley, Ph.D. President, Biologicals & Pharmaceuticals	2016 2015 2014	310,000 309,175 300,105	— — —	82,485 358,994 —	302,421 170,041 81,644	82,515 90,963 110,845	— — —	8,945 8,897 8,685	786,366 938,070 501,278
Steven M. Eyl (9) Executive Vice President, Global Sales and Marketing	2016 2015 2014	271,875 261,458 250,000	— —	84,100 192,439 —	397,923 170,041 64,149	133,400 61,168 95,232	— — —	9,613 7,980 8,088	896,911 693,086 417,469
Nancy Wisnewski, Ph.D. (10) Executive Vice President, Diagnostic Operations and Product Development	2016 2015 2014	271,875 260,104 233,750	— — —	73,234 311,999 —	302,421 133,604 64,149	109,891 74,243 88,513	— — —	8,338 8,392 3,178	765,760 788,341 389,590
John McMahon (11) Vice President, Chief Financial Officer	2016 2015	241,250 49,834	— —	— —	302,421 102,008	162,500 16,771	— —	2,827 1,161	708,999 169,773

(1)	Salary includes amounts, if any, deferred pursuant to 401(k) arrangements.
(2)	Represents cost recognized in each year for financial reporting purposes.
(3)
Grant date fair value of option awards and stock awards with market conditions are based on valuation techniques required by Option Accounting Rules.  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibits some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2016 in our Note 8 of the Notes to Consolidated Financial Statements.

(4)	Represents grant date fair value.
(5)	Amounts earned pursuant to cash payouts under our Management Incentive Plans. Amounts indicated are for year in which compensation was earned.
(6)	Includes life insurance premiums, short-term and long-term disability premiums and 401(k) match.
(7)
Mr. Wilson joined the Company as President and Chief Operating Officer on February 24, 2013 and became Chief Executive Officer and President immediately following the filing of our Annual Report on 10-K on March 31, 2014.

(8)
Mr. Napolitano served as our Executive Vice President, Chief Financial Officer and Secretary from February 2009 to October 1, 2015, as our Chief Operating Officer, Chief Financial Officer, Executive Vice President and Secretary from October 1, 2016 to September 28, 2016 and as our Chief Operating Officer, Strategist and Secretary thereafter.

(9)	Mr. Eyl served as our Executive Vice President, Commercial Operations from May 2013 to September 28, 2016 and as our Executive Vice President, Global Sales and Marketing thereafter.
(10)
Dr. Wisnewski served as our Executive Vice President, Product Development and Customer Service from April 2011 to September 28, 2016 and as our Executive Vice President, Diagnostic Operations and Product Development thereafter.

(11)	Mr. McMahon served as our Vice President, Financial Operations and Controller from October 2015 to September 28, 2016 and as our Vice President, Chief Financial Officer thereafter.

Grants of Plan-Based Awards in Last Fiscal Year
The following table shows all grants of options to acquire shares of our common stock granted in the fiscal year ended December 31, 2016 to the Named Executive Officers.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Kevin S. Wilson	—	—	—	—	—	—	—	—	—	—	—
Jason A. Napolitano	3/2/2016	—	76,992	195,900	—	1,873	2,500	—	—	—	63,008
	12/29/2016	—	—	—	—	—	—	—	15,000	72.85	397,923
Michael J. McGinley, Ph.D.	3/2/2016	—	62,001	163,900	—	1,843	2,500	—	—	—	61,999
	12/29/2016	—	—	—	—	—	—	—	11,400	72.85	302,421
Steven M. Eyl	3/2/2016	—	52,488	125,900	—	1,561	2,500	—	—	—	52,512
	12/29/2016	—	—	—	—	—	—	—	15,000	72.85	397,923
Nancy Wisnewski, Ph.D.	3/2/2016	—	62,984	126,001	—	1,299	2,500	—	—	—	42,016
	12/29/2016	—	—	—	—	—	—	—	11,400	72.85	302,421
John McMahon	3/2/2016	—	80,500	161,000	—	—	—	—	—	—	—
	12/29/2016	—	—	—	—	—	—	—	11,400	72.85	302,421
 ________________________

(1)	All compensation in these columns is related to the Company's 2016 MIP. Cash amounts differ from stated Targets due to the 2016 Chosen Percentage selected by different individuals.

(2)
One-forty-eighth (1/48th) of the total options granted become vested and exercisable each month from the grant date until options granted have vested in full on the four-year anniversary of the grant date.  Each option was granted with an exercise price equal to 100% of the fair market value of our stock on the date of grant as determined by our Compensation Committee, and has a term of one day less than ten years, subject to earlier termination in certain events related to termination of employment.

(3)
Grant date fair value of option awards are based on valuation techniques required by Option Accounting Rules.  Like any estimate prepared in good faith, the underlying assumptions we use under Option Accounting Rules may vary from our actual future results.  The option valuations used for accounting and/or financial reporting purposes do not necessarily represent the value any individual recipient would place on an option award.  In addition, Option Accounting Rules prohibit some valuation techniques which may be useful in certain circumstances.  A more detailed description of our option valuation techniques and assumptions can be found in our Annual Report on Form 10-K for the year ended December 31, 2016 in our Note 8 of the Notes to Consolidated Financial Statements.

Outstanding Equity Awards at Fiscal Year-End

The following table shows unexercised stock options held at the end of fiscal year ended December 31, 2016 by the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin S. Wilson	10,541	459	—	8.35	2/23/2023	27,500 (3)	1,969,000	—	—
	19,270	5,730	—	7.36	11/20/2023	—	—	—	—
Jason A. Napolitano	—	15,000	—	72.85	12/28/2026	—	—	12,863 (4)	920,991
	4,750	14,250	—	39.76	12/28/2025	—	—	2,500 (5)	179,000 (5)
	1,562	3,438	—	32.21	9/24/2025	—	—	—	—
	7,000	7,000	—	18.13	12/30/2024	—	—	—	—
	15,416	4,584	—	7.36	11/20/2023	—	—	—	—
	5,270	230	—	8.38	2/19/2023	—	—	—	—
	10,000	—	—	8.55	12/18/2022	—	—	—	—
	10,000	—	—	6.90	12/11/2021	—	—	—	—
	13,500	—	—	4.96	12/30/2020	—	—	—	—
	14,000	—	—	4.50	11/9/2019	—	—	—	—
	11,000	—	—	4.40	11/3/2018	—	—	—	—
	11,000	—	—	18.30	12/30/2017	—	—	—	—
Michael J. McGinley, Ph.D.	—	11,400	—	72.85	12/28/2026	—	—	12,863 (4)	920,991
	584	10,500	—	39.76	12/28/2025	—	—	2,500 (5)	175,563 (5)
	585	7,000	—	18.13	12/30/2024	—	—	—	—
	834	4,584	—	7.36	11/20/2023	—	—	—	—
	625	—	—	8.55	12/18/2022	—	—	—	—
Steven M. Eyl	—	15,000	—	72.85	12/28/2026	—	—	5,446 (4)	389,934
	3,500	10,500	—	39.76	12/28/2025	—	—	2,500 (5)	179,000 (5)
	5,500	5,500	—	18.13	12/30/2024	—	—	—	—
	10,873	3,896	—	7.36	11/20/2023	—	—	—	—
	2,968	782	—	8.26	5/14/2023
Nancy Wisnewski, Ph.D.	—	11,400	—	72.85	12/28/2026	—	—	10,892 (4)	779,867
	2,750	8,250	—	39.76	12/28/2025	—	—	2,500 (5)	155,873 (5)
	5,500	5,500	—	18.13	12/30/2024	—	—	—	—
	13,875	4,125	—	7.36	11/20/2023	—	—	—	—
	10,000	—	—	8.55	12/18/2022	—	—	—	—
	10,000	—	—	6.90	12/11/2021	—	—	—	—
	7,500	—	—	6.76	5/1/2021	—	—	—	—
	6,000	—	—	4.96	12/30/2020	—	—	—	—
	6,000	—	—	4.50	11/9/2019	—	—	—	—
	1,000	—	—	5.00	9/13/2019	—	—	—	—
	5,000	—	—	4.40	11/3/2018	—	—	—	—
	7,000	—	—	18.30	12/30/2017	—	—	—	—
John McMahon	—	11,400	—	72.85	12/28/2026	—	—	—	—
	292	5,250	—	39.76	12/28/2025	—	—	—	—
	42	1,417	—	18.13	12/30/2024	—	—	—	—

1.
Unless otherwise noted, all unexercisable options are to vest and become exercisable in equal monthly amounts until the final monthly vesting date, when all options will be vested and exercisable, which is to occur one day following the day six years prior to the listed option expiration date.

2.	Options are subject to earlier termination in certain events related to termination of service.

3.	To vest in one tranche on March 26, 2017, subject to other vesting provisions in Mr. Wilson's employment agreement.

4.
Restricted stock grant for which the underlying performance condition was met based on the Company's 2015 financial performance and which is to vest on March 17, 2018, subject to other vesting provisions in the related restricted stock grant agreement.

5.
Restricted stock grant related to the Company's 2016 MIP. All or a portion of this grant vested on February 23, 2017, at which time the balance, if any, was forfeited. Total restricted stock grant shares are shown. Dollar value is based on the number of shares that vested on February 23, 2017 multiplied by the $71.60 closing price per share of our stock on December 31, 2016.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table shows aggregate exercises of options to purchase our common stock and vesting of shares in the fiscal year ended December 31, 2016 for each of the Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kevin S. Wilson	—	—	27,500	780,450
Jason A. Napolitano	10,000	619,921	2,868	96,480
Michael J. McGinley, Ph.D.	102,015	6,411,016	2,033	68,390
Steven M. Eyl	—	—	2,539	85,412
Nancy Wisnewski, Ph.D.	6,000	374,955	2,054	69,097
John McMahon	1,999	131,026	—	—

The closing market price per share of our stock at our fiscal year-end on December 31, 2016 was $71.60.

Potential Payments Upon Termination or Change-in-Control
The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or in connection with a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2016 as determined under the terms of our plans and arrangements as in effect on December 31, 2016.

Payments Upon Termination (Without a Change-in-Control). Pursuant to an employment agreement in effect on December 31, 2016 with each of Messrs. Wilson, Napolitano, Eyl and McMahon and Drs. McGinley and Wisnewski, in the event he or she is involuntarily terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below.

Payments Upon Change-in-Control. Pursuant to an employment agreement in effect on December 31, 2016 with each of Messrs. Wilson, Napolitano, Eyl and McMahon and Drs. McGinley and Wisnewski, in the event he or she is terminated in connection with a change-in-control he or she is entitled to receive amounts earned during the term of his or her employment. Such amounts include: base salary and the cost of health insurance premiums as set forth in the table below. Mr. Wilson is also entitled to pro rata vesting of the Time Grant under the Wilson Agreement if terminated in connection with a change-in-control. Pursuant to his employment agreement each of Mr. Napolitano and Dr. McGinley are entitled to accelerated vesting of all equity awards if terminated upon a change-in-control. In addition, as provided in the underlying plan documents, all MIP Participants, including Executive Officers, are entitled to a prorated target MIP Payout upon a change-in-control and stock options issued to an employee under our standard stock option agreement for both our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Executive Officers, are to vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control, as defined. Our Performance Grants vest upon a change-in-control, as defined.

Payments Upon Death or Disability. In the event of death or disability, Messrs. Wilson, Napolitano, Eyl and McMahon and Drs. McGinley and Wisnewski are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. Mr. Wilson and Mr. Eyl, under their employment contract, are entitled to certain medical benefits in the case of disability or death. In addition, as provided in the underlying Master Document, an MIP Participant who dies, including an Executive Officer, is entitled to a prorated MIP Payout to his or her designated beneficiary, and stock options issued to an employee under our standard stock option agreement for both our 1997 Incentive Stock Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Executive Officers, are to vest in full if the employee, including any such employee who is an Executive Officer, dies.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in-Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($)	Death ($)	Disability ($)
Kevin S. Wilson Base Salary Bonus Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock award	— — — — — — —	137,500 — 9,170 — — — —	275,000 — 18,340 — — 397,127 1,969,000	137,500 — 9,170 300,000 — 397,127 —	137,500 — 9,170 — 8,000 397,127 —
Jason A. Napolitano Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (2)	— — — — — — —	175,000 — 9,170 — — — —	350,000 — 18,340 — — 1,272,450 920,991	— — — 300,000 — 1,272,450 —	— — — — 8,000 1,272,450 —
Michael J. McGinley, Ph.D. Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (2)	— — — — — — —	155,000 — 9,170 — — — —	310,000 — 18,340 — — 1,003,086 920,991	— — — 300,000 — 1,003,086 —	— — — — 8,000 1,003,086 —
Steven M. Eyl Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (2)	— — — — — — —	150,000 — 9,170 — — — —	300,000 — 18,340 — — 928,216 389,934	150,000 — — 300,000 — 928,216 —	150,000 — — — 8,000 928,216 —
Nancy Wisnewski, Ph.D. Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (2)	— — — — — — —	150,000 — 3,026 — — — —	300,000 — 6,052 — — 821,755 779,867	— — — 300,000 — 821,755 —	— — — — 8,000 821,755 —
John McMahon Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards (2)	— — — — — — —	137,500 — 9,170 — — — —	275,000 — 18,340 — — 242,927 —	137,500 — — 300,000 — 242,927 —	137,500 — — — 8,000 242,927 —

(1)	Based on 2016 salary and cost information.

(2)
As this table contemplates change-in-control, death or disability at year end, we assume all MIP Payouts, including cost and vesting of 2016 MIP Grants, would have occurred after year end 2016 in the form and amounts reported above and thus have not included such payments and valued any shares vested as "accelerated stock awards" in this table.

(3)
Calculated based on December 31, 2016 closing price of $71.60 per share less strike price of each accelerated stock option with a strike price less than $71.60.  Stock Options issued to any employee under our standard stock option agreement for both our 1997 Stock Incentive Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control, as defined.

The following "Compensation Committee Report" and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

G. Irwin Gordon, Chair
David E. Sveen
Carol A. Wrenn

March 24, 2017

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee consists of non-employee Directors only. No interlocking relationship existed during 2016 between our Executive Officers, members of our Board of Directors or members of our Compensation Committee, and the Executive Officers, members of the Board of Directors or members of the Compensation Committee of the Board of Directors of any other company.

AUDITOR FEES AND SERVICES
EKS&H was our independent registered public accounting firm for fiscal 2016 and 2015. The following table sets forth the aggregate fees billed by EKS&H for audit services rendered in connection with the consolidated financial statements and reports in 2016 and 2015, respectively, and for other services rendered during 2016 and 2015 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries. Our Audit Committee has approved all of the below fees.

	EKS&H
	2016	2015
Audit Fees (1)	$344,488	$343,360
Audit Related Fees (2)	17,250	17,250
Tax Fees	—	654
All Other Fees	—	—
Total	$361,738	$361,264

(1)
Audit fees represent fees for the audit of our annual financial statements, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including review of proxy statements and consents for historical audit opinions.

(2)
Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."  The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.

Pre-Approval Policy. Our Audit Committee pre-approves all auditing services and non-audit services not prohibited by law to be performed by our independent registered public accounting firm. Our Audit Committee also pre-approves all associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

The following "Report of our Audit Committee" and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
REPORT OF OUR AUDIT COMMITTEE
The ultimate responsibility for good corporate governance rests with Heska Corporation's Board of Directors (the "Board"), whose primary roles are oversight, counseling and direction to Heska Corporation's management in the best long-term interests of Heska Corporation ("Heska" or the "Company") and its stockholders. The Audit Committee of the Board (the "Audit Committee") has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Heska's financial statements.
The Audit Committee operates under a written charter, a copy of which is available on Heska's website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accounting firm, who is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska's independent registered public accounting firm.
The Audit Committee members are not functioning as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
In this context, during the year 2016, we met and held discussions with management and EKS&H LLLP ("EKS&H"), Heska's independent registered public accounting firm. Management represented to us that Heska's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and EKS&H. In Audit Committee meetings with EKS&H, we discussed matters as required to be discussed by applicable auditing standards of the PCAOB or the Commission, as amended or supplemented, covering required communications with audit committees. Our review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's consolidated financial statements.
We received from EKS&H the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with EKS&H its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accounting firm, we recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, and be filed with the Securities and Exchange Commission.
Overall audit fees and related expenses did not increase in 2016 as compared to 2015. We were required to have EKS&H conduct an audit of our internal controls over financial reporting because as of June 30, 2016 our stock market value was above a certain level prescribed by regulation.

Submitted by the Audit Committee of Heska's Board of Directors:

Bonnie J. Trowbridge, Chair
Sharon J. Larson
Carol A. Wrenn

March 24 , 2017

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC's public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov, and by visiting the investor relations portion of the Company's website at https://www.heska.com. The Company does not intend for information contained on or accessible through its website to be part of this proxy statement, other than the documents that the Company files with the SEC that are incorporated by reference into this proxy statement.
The SEC allows the Company to "incorporate by reference" business and financial information that is not included in or delivered with this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or incorporated by reference subsequent to the date of this document.
This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC:

(1)	The Annual Report on Form 10-K (File No.000-22427) for the fiscal year ended December 31, 2016, filed with the SEC on March 3, 2017; and

(2)
The description of Common Stock contained in the Registration Statement on Form 8-A (File No. 000-22427), filed with the SEC on April 24, 1997, as amended by Amendment No.1 to Registration Statement on Form 8-A/A filed with the SEC on May 6, 2010, and Amendment No. 2 to Registration Statement on Form 8-A/A filed with the SEC on January 4, 2011.

In addition, the Company incorporates by reference additional documents that it may subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Company's Annual Meeting (other than information furnished and not filed with the SEC). These documents include periodic reports such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
The Company hereby undertakes to provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of a request, a copy of any and all of the documents that have been incorporated by reference in this proxy statement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Copies of these documents are available to stockholders upon written request to the Company at: Heska Corporation, Attn: Secretary, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538; telephone: (970) 493-7272.
If you would like to request documents from the Company, please do so by April 13, 2017 to receive timely delivery of the documents in advance of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Jason A. Napolitano
Chief Operating Officer, Chief Strategist
and Secretary
Heska Corporation

A copy of this proxy statement requested in relation to the May 1, 2017 Annual Meeting of our stockholders is available without charge upon written request to: Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-877-787-9239 and brokers and banks may call Morrow Sodali at 1-203-658-9400.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
OF
HESKA CORPORATION

Heska Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

1.
This Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, as amended (the "Certificate"), has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

2.
This Certificate of Amendment to the Certificate amends Article IV of the Certificate by deleting the existing Paragraph A of Article IV in its entirety and substituting therefore a new Paragraph A of Article IV, to read in its entirety as follows:

Authorized Stock. The total authorized stock of the Corporation, which shall be an aggregate of 22,500,000 shares, shall consist of three classes: (i) a first class consisting of 10,000,000 shares of Traditional Common Stock having a par value of $0.01 per share (the "Original Common Stock"); (ii) a second class consisting of 10,000,000 shares of Public Common Stock having a par value of $0.01 per share (the "Common Stock" or "NOL Restricted Common Stock" and, together with the Original Common Stock, the "Common Stock Securities"); and (iii) a third class consisting of 2,500,000 shares of Preferred Stock having a par value of $0.01 per share (the "Preferred Stock").

3.	This Certificate of Amendment to the Certificate shall become effective at the time this Certificate of Amendment to the Certificate is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate to be executed by a duly authorized officer on this [•]day of [•], 2017.

Heska Corporation

By:
Name:
Title:

A-1

PRELIMINARY COPY

PROXY CARD

MAY 1, 2017 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jason A. Napolitano, John McMahon, and Daniel J. Pollack, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "Company"), held of record by the undersigned on March 20, 2017, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Westin Hotel, 8300 Peña Blvd, Denver, CO 80249 at 9:00 a.m., local time, on Monday, May 1, 2017, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned represents that the undersigned is a Stockholder entitled to vote at the Annual Meeting. The Company's Restated Certificate of Incorporation, as amended, defines two classes of stock as "Common Stock Securities"; this proxy card will refer to these two classes of stock collectively as "Common Stock".

P R O X Y
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 24, 2017, and a copy of Heska Corporation's annual report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder on the matter(s) specified, and grant discretionary authority as to any and all other matters that may properly come before the meeting. A proxy marked "abstain" on a given matter or a proxy that does not indicate a single preference other than "abstain" on a given matter will not be treated as present and entitled to vote on such matter and will be interpreted as a forfeiture of the right to vote such matter regardless of the direction made, if any.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

A.    Election of Directors

The Board of Directors recommends a vote "FOR" the listed nominees.

1.	The election of two Directors to serve for a three-year term that expires at the 2020 Annual Meeting or until their respective successors have been elected and qualified.
		For	Withhold
	01- David E. Sveen, Ph.D.	01 - ☐	01 - ☐
	02- Kevin S. Wilson	02 - ☐	02 - ☐

C.    Proposals/Potential Votes

The Board of Directors recommends a vote "FOR" for each of the following:

		For	Against	Abstain
2.	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by 1,000,000 the number of authorized shares of each class of our common stock.	☐	☐	☐
3	The ratification of the appointment of EKS&H LLLP as our independent registered public accountant.	☐	☐	☐
4.	The offering of approval of executive compensation in a non-binding advisory vote.	☐	☐	☐
5.	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies for the foregoing Proposal No. 2.	☐	☐	☐
6.
Your preference, in a non-binding advisory vote, is that our proxyholders should consider other unanticipated business that may be in the interest of our stockholders, and vote accordingly if such business properly comes before the Annual Meeting.
		☐	☐	☐

PLEASE COMPLETE AND SIGN THIS PROXY AND FILE WITH THE SECRETARY OF HESKA CORPORATION ON THE DATE AND AT THE LOCATION SPECIFIED ABOVE ON THIS PROXY CARD.

Number of Shares
Account/Identifier Number	Name(s)

Signature(s) of Stockholder(s)	Address
Date: ______________________________________
Please complete and sign exactly as your name appears on the shares with the address at which the shares are registered with Heska Corporation's registrar, Computershare Trust Company, Inc. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 1, 2017

The Proxy Statement and this Proxy Card are available at https://www.heska.com/proxyvote.